                                                                     Exhibit 2.1

Execution Document

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT") is entered into as of  September  20,  2006,  by and  among  GlobalOptions  Group,  Inc.,  a Nevada corporation  having a place of business  located at 75 Rockefeller  Plaza,  27th
Floor,  New  York,  NY 10019  ("GLOBAL"),  LocatePlus  Holdings  Corporation,  a
Delaware  corporation having a place of business located at 100 Cummings Center,
Suite  235M,  Beverly,  MA  01915  ("LOCATEPLUS"),  and  LocatePlus  Acquisition
Corporation,  a Delaware  corporation  having a place of business  located at 75
Rockefeller Plaza, 27th Floor, New York, NY 10019 ("LPA").

                                  INTRODUCTION

         A.  The  respective  Boards  of  Directors  of  the  parties  have  (i)
determined  that it is in the best  interests  of such  corporations  and  their respective stockholders to consummate the merger of LPA with and into LOCATEPLUS
(the  "MERGER") and (ii) approved and declared  advisable  this  Agreement,  the
Merger and the other transactions contemplated by this Agreement.

         B. Global, as the sole stockholder of LPA, has approved this Agreement, the Merger and the other transactions contemplated by this Agreement pursuant to action  taken by written  consent in  accordance  with the  requirements  of the
Delaware General Corporation Law ("DGCL") and the corporate bylaws of LPA.

         C. Pursuant to the Merger,  among other things,  the outstanding shares of capital stock of LOCATEPLUS shall be converted into the right to receive upon
Closing (as hereinafter  defined) and thereafter,  the Merger  Consideration (as hereinafter defined).

         D. The parties to this  Agreement  intend to adopt this  Agreement as a plan of  reorganization  within the  meaning of Section  368(a) of the  Internal
Revenue Code of 1986, as amended (the "CODE"),  and the regulations  promulgated thereunder,  and intend that the Merger and the other transactions  contemplated by this Agreement be undertaken pursuant to such plan.

         E.  The   parties   intend   that  the  Merger   shall   qualify  as  a
"reorganization,"  within the meaning of Code Section  368(a),  and that Global,
LPA and  LOCATEPLUS  will  each be a "party  to a  reorganization,"  within  the meaning of Code Section 368(b), with respect to the Merger.

                                    AGREEMENT

         Now, therefore, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         As used herein,  the following terms shall have the following  meanings
(such meaning to be equally  applicable to both the singular and plural forms of the terms defined):

         "ACQUISITION  PROPOSAL" means any written offer or proposal for, or any written  indication  of  interest  in, a merger  or other  business  combination involving  LOCATEPLUS or the acquisition of all or substantially  all the assets of LOCATEPLUS, other than the transactions contemplated by this Agreement.

         "AFFILIATE"  means,  with  respect  to any  Person,  any  other  Person directly or indirectly controlling, controlled by, or under common control with, such  Person at any time  during  the  period  for which  the  determination  of affiliation is being made.

         "Agreement Date Global FMV" shall have the meaning  ascribed thereto in
Section 2.2 (b).

         "CERTIFICATE  OF  MERGER"  shall  mean the  certificate  of  merger  in substantially the form attached hereto as EXHIBIT A.

         "CLOSING" shall have the meaning ascribed thereto in Section 2.1(a).

         "CLOSING  DATE"  shall  have the  meaning  ascribed  thereto in Section
2.1(a).

         "CODE"  has the  meaning  ascribed  thereto  in the  preambles  to this
Agreement.

         "DGCL"  has the  meaning  ascribed  thereto  in the  preambles  to this
Agreement.

         "DISSENTING  SHARES" shall have the meaning ascribed thereto in Section
2.5

         "EFFECTIVE  DATE"  shall have the meaning  ascribed  thereto in Section
2.1(a).

         "EFFECTIVE  TIME"  shall have the meaning  ascribed  thereto in Section
2.1(a).

         "ENVIRONMENTAL LAW" means any and all federal, state, local and foreign laws,  common laws,  statutes,  ordinances,  rules,  regulations  or other legal requirement  relating to (i) the protection of the  environment  (including air, water vapor,  surface  water,  groundwater,  drinking  water supply,  surface or subsurface  land) or (ii) the  exposure  to,  or the  use,  storage,  recycling, treatment, generation,  transportation,  processing, handling, labeling, release or disposal of, Hazardous Materials.

         "ENVIRONMENTAL  PERMIT"  means,  with  respect  to any  of the  parties hereto, any permit, license, certificate,  approval or authorization issued by a
Governmental  Entity that is required for the operation of such party's business or the holding of any of its material assets or properties.

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE  RATIO"  shall have the meaning  ascribed  thereto in Section
2.2(a)

         "EXCHANGE  SHARES" shall have the meaning  ascribed  thereto in Section
2.2(a).

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles as in effect from time to time.

         "GLOBAL 8-K REPORTS" has the meaning ascribed thereto in Section 4.4.

         "GLOBAL 10-K REPORT" has the meaning ascribed thereto in Section 4.4.

         "GLOBAL 10-Q REPORTS" has the meaning ascribed thereto in Section 4.4.

         "GLOBAL  COMMON  STOCK"  means the common  stock,  par value  $.001 per share, of Global.

         "GLOBAL  EXCHANGE  SHARES" shall have the meaning  ascribed  thereto in
Section 2.2(a)

         "GLOBAL INSIDERS" has the meaning ascribed thereto in Section 4.13.

         "GLOBAL INTELLECTUAL PROPERTY" means Patents and Know-How.

         "GLOBAL BALANCE SHEET" has the meaning ascribed thereto in Section 4.6.

         "GLOBAL  FINANCIAL  STATEMENTS"  has the  meaning  ascribed  thereto in
Section 4.15

         "GLOBAL PROXY  STATEMENTS" has the meaning  ascribed thereto in Section
4.4.

         "GLOBAL RETURNS" has the meaning ascribed thereto in Section 4.10.

         "GLOBAL SEC FILINGS" has the meaning ascribed thereto in Section 4.4.

         "GLOBAL  STOCK  OPTIONS"  means all  options,  warrant or other  rights
(including  subscription  or  preemptive  rights) to purchase  (i) any shares of
Global Common  Stock,  (ii) any other shares of capital stock of Global or (iii)
any security convertible into or exchangeable for any shares of capital stock of
Global, in each case, outstanding immediately prior to the Effective Time.

         "GOVERNMENTAL ENTITY" means any federal, state,  municipal,  foreign or other government,  governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal, whether domestic or foreign.

         "HAZARDOUS  MATERIALS"  shall  have the  meaning  ascribed  thereto  in
Section 3.15(a).

         "HAZARDOUS  MATERIALS  ACTIVITIES"  shall  have  the  meaning  ascribed thereto in Section 3.15(a).

         "HOLDER"  means any holder of Global Common Stock who was, prior to the
Effective Time, a holder of LOCATEPLUS Common Stock.

         "INFORMATION  STATEMENT"  shall have the  meaning  ascribed  thereto in
Section 5.13.

         "INITIAL  GLOBAL  EXCHANGE  SHARES"  shall  have the  meaning  ascribed thereto in Section 2.2 (b).

         "KNOW-HOW" has the meaning ascribed thereto in Section 3.20(a).

         "LIENS" has the meaning ascribed thereto in Section 3.3(a).

         "LOCATEPLUS  COMMON STOCK" means the common stock,  par value $.001 per share, of LOCATEPLUS.

         "LOCATEPLUS EXCHANGE SHARES" shall have the meaning ascribed thereto in
Section 2.2(a).

         "LOCATEPLUS  FINANCIAL  STATEMENTS" has the meaning ascribed thereto in
Section 3.10.

         "LOCATEPLUS INSIDERS" has the meaning ascribed thereto in Section 3.8.

         "LOCATEPLUS  INTELLECTUAL PROPERTY" has the meaning ascribed thereto in
Section 3.20(a).

         "LOCATEPLUS  8-K REPORTS" has the meaning  ascribed  thereto in Section
3.24.

         "LOCATEPLUS  10-K REPORT" has the meaning  ascribed  thereto in Section
3.24.

         "LOCATEPLUS  10-Q REPORTS" has the meaning  ascribed thereto in Section
3.24.

         "LOCATEPLUS  LATEST BALANCE SHEET" has the meaning  ascribed thereto in
Section 3.14.

         "LOCATEPLUS PLANS" has the meaning ascribed thereto in Section 3.17(a).

         "LOCATEPLUS  RETURNS"  has the  meaning  ascribed  thereto  in  Section
3.6(a).

         "LOCATEPLUS STOCK" means the LOCATEPLUS Common Stock

         "LOCATEPLUS  STOCK OPTION" means any stock option  granted,  whether or not exercisable,  and not exercised or expired, to a current or former employee, director, advisor or independent contractor of LOCATEPLUS to purchase LOCATEPLUS
Stock (or any other capital stock of LOCATEPLUS or any security convertible into or exchangeable for any shares of capital stock of LOCATEPLUS),  pursuant to any stock option,  stock bonus,  stock award,  or stock purchase plan,  program,  or arrangement  of LOCATEPLUS in each case,  outstanding  immediately  prior to the
Effective Time.

         "LOCATEPLUS WARRANT" means any warrant or other right granted,  whether or not exercisable,  and not exercised or expired,  to purchase LOCATEPLUS Stock
(or any other capital stock of  LOCATEPLUS or any security  convertible  into or exchangeable  for any shares of capital  stock of  LOCATEPLUS),  pursuant to any contract or agreement  entered into by the  Company,  in each case,  outstanding immediately prior to the Effective Time.

         "LOCATEPLUS  STOCKHOLDER  MEETING"  shall  have  the  meaning  ascribed thereto in Section 5.8(a).

         "LPA COMMON STOCK" shall have the meaning  ascribed  thereto in Section
2.2(a).

         "MATERIAL  ADVERSE  EFFECT" shall,  with respect to any entity,  mean a material  adverse effect on the business,  operations,  results of operations or financial  condition  of such  entity  taken as a whole,  but shall  exclude any effect resulting from or relating to (i) general economic  conditions or general effects on the industries in which such entity operates,  (ii) acts of terrorism or war (whether or not  threatened,  pending or  declared),  or (iii) the public announcement of this Agreement or the transactions contemplated hereby.

         "MERGER  CONSIDERATION"  means (a) the  shares of Global  Common  Stock issuable in connection with the Merger to the holders of LOCATEPLUS Common Stock pursuant to Section  2.2(a),  and (b) the  securities to purchase  Global Common
Stock  issuable in  connection  with the Merger to the holders of  securities to purchase LOCATEPLUS Stock Options pursuant to Section 2.6.

         "MERGER" shall have the meaning ascribed thereto in the introduction of this Agreement.

         "PATENTS" has the meaning ascribed thereto in Section 3.20(a).

         "PERSON" means any  individual,  corporation  (including any non-profit corporation),  general  or limited  partnership,  limited  liability  company or
partnership,   joint  venture,  estate,  trust,   proprietorship,   association,
organization, labor union or Governmental Entity.

         "REGISTRABLE  SECURITIES"  shall mean all shares of Global Common Stock issued as Merger Consideration in exchange for shares of LOCATEPLUS Common Stock pursuant to Section 2.2(a).

         "REQUISITE LOCATEPLUS STOCKHOLDER VOTE" shall have the meaning ascribed thereto in Section 3.22.

         "REQUISITE  GLOBAL AND LPA  STOCKHOLDER  VOTES"  shall have the meaning ascribed thereto in section 4.2.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SURVIVING  COMPANY" shall have the meaning ascribed thereto in Article
2.

         "TAX or TAXES" shall mean any federal,  state, local or foreign income,
gross  receipts,  license,  payroll,   employment,   excise,  severance,  stamp,
occupation,  premium,  property or windfall profits taxes,  environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding,  social security,  unemployment,  disability,  workers'
compensation,  employment-related  insurance, real property,  personal property, sales,  use,  transfer,  value  added,  alternative  or add-on  minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest,  penalties or additions to any Tax or additional amounts in respect of the foregoing.

                                    ARTICLE 2
                                     MERGER

         At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, LPA shall be merged with and into LOCATEPLUS,  the separate corporate  existence of LPA shall cease, and LOCATEPLUS shall continue as the surviving corporation and as a wholly owned subsidiary of Global. LOCATEPLUS, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING COMPANY."

         2.1      EFFECTS OF MERGER.

                  (a) Subject to the provisions of Articles 6 and 7, the closing of the Merger and the other transactions contemplated hereby shall take place at the earliest practicable time after the satisfaction or waiver of the conditions in Article 6 (the "CLOSING") at such location and on such date as LOCATEPLUS and
Global mutually  agree,  but in no event later than ten (10) business days after all such conditions have been satisfied or waived,  or on such other date as may be mutually  agreed by the parties hereto (the "CLOSING  DATE").  On the Closing
Date,  to effect the Merger the  parties  hereto will cause the  Certificate  of
Merger  to be filed  with the  Secretary  of State of the State of  Delaware  in accordance  with the DGCL. The Merger shall be effective when the Certificate of
Merger is filed with the Delaware  Secretary of State (the "EFFECTIVE TIME"). As
used  herein,  the term  "EFFECTIVE  DATE"  shall  mean  the  date on which  the
Certificate  of  Merger  is filed  with the  Secretary  of State of the State of
Delaware.

                  (b)  Each  of  Global,   LOCATEPLUS  and  LPA  shall  use  its
reasonable  best  efforts  to  take  all  such  action  as may be  necessary  or appropriate to effectuate the Merger in accordance with the DGCL. If at any time after the Effective  Time, any further action is necessary or desirable to carry out the purposes of this  Agreement and to vest the Surviving  Company with full right, title and possession to all properties,  rights, privileges,  immunities, powers and  franchises  of either  LOCATEPLUS or LPA, the officers of Global and the Surviving  Company are fully authorized in the name of LOCATEPLUS and LPA to take, and shall take, all such lawful and necessary action.

                  (c) At the Effective Time, the certificate of incorporation of the Surviving  Company shall be the  certificate of  incorporation  of LPA as in effect  immediately  prior to the Effective Time,  until  thereafter  amended as provided by law and such certificate of incorporation;  PROVIDED,  HOWEVER, that
Article I of the  certificate of  incorporation  of the Surviving  Company shall
read  as  follows:   "The  name  of  the  corporation  is  "LOCATEPLUS  HOLDINGS
CORPORATION." The bylaws of LPA as in effect  immediately prior to the Effective
Time shall be the bylaws of the Surviving  Company at the Effective Time,  until thereafter amended as provided by law and such bylaws.

         2.2  EFFECT  ON  LOCATEPLUS  COMMON  STOCK  AND LPA  COMMON  STOCK.  To
effectuate  the  Merger,  and  subject  to the  terms  and  conditions  of  this
Agreement:

         (a) Global  Exchange  Shares are  shares of Global  Common  Stock to be issued  on  the  Effective  Date  to  holders  of  LOCATEPLUS  Exchange  Shares.
LOCATEPLUS Exchange Shares are shares of LOCATEPLUS Common Stock, plus Qualified
Options and Qualified Warrants, each as defined in Section 2.6 below, issued and outstanding  immediately  prior to the Effective Date. Each holder of LOCATEPLUS
Exchange  Shares shall have the right to receive Global Exchange Shares equal to the number of  LOCATEPLUS  Exchange  Shares  owned by that  holder  equal to the
Exchange  Ratio,  as  determined  below,  rounded to the  nearest  whole  Global
Exchange Share.

         (b) The number of Initial  Global  Exchange  Shares  shall be 7,003,371
Shares (the  "Initial  Global  Exchange  Shares").  Based upon the median of the
closing   trade  price  per  share  of  Global  Common  Stock  in  the  domestic
over-the-counter   market  as  reported  by  the   National   Quotation   Bureau
Incorporated  for the 60 trading  days  immediately  preceding  the date of this
Agreement  ($2.05),  the total equity  consideration  is Fourteen  Million Three
Hundred Fifty Six Thousand Nine Hundred and Eleven Dollars  ($14,356,911),  plus the assumption of non-Qualified  Warrants,  described in Section 2.6. The number of Initial Global  Exchange Shares may be subject to adjustment on the Effective
Date to a different  number as follows:  The parties  shall first  determine the
Fair Market  Value Per Share (the  "Global  FMV") of the Common  Stock of Global
immediately  prior to the Effective Date. The Global FMV shall equal the average of the closing  trade  price per share of Global  Common  Stock in the  domestic
over-the-counter   market  as  reported  by  the   National   Quotation   Bureau
Incorporated,  in each  such case  averaged  over a period  of 60  trading  days immediately prior to the Effective Date.

                  (i) If the  Global  FMV is  greater  than or equal to $1.64 or less than or equal to $2.46, then the number of Global Exchange Shares shall not be adjusted  but shall be the  Initial  Global  Exchange  Shares set forth above
(7,003,371);

                  (ii) If the Global FMV is greater than $2.46,  then the number of Global  Exchange  Shares shall be equal to $ 2.46 x 7,0003,371 = $17,228,293, divided by the Global FMV.

                  (iii) If the Global FMV is less than $1.64, then the number of
Global  Exchange  Shares  shall be equal to $ $1.64 x 7,003,371  =  $11,485,528, divided by the Global FMV.

         (c) The Exchange  Ratio, to be used in determining the number of shares of Global  Common  Stock to be issued to  holders  of  LOCATEPLUS  Common  Stock
(including  Qualified Options and Warrants,  defined in Section 2.6) shall equal
(i) the number of Global Exchange Shares, as determined  above,  divided by (ii)
the number of LOCATEPLUS Exchange Shares.

         (d) Each  share  of  LOCATEPLUS  Stock  held  immediately  prior to the
Effective   Date  by  LOCATEPLUS  as  treasury   stock  will  be  cancelled  and
extinguished  without any  conversion  thereof and no payment  will be made with respect to such shares;

         (e) Each share of LOCATEPLUS  Stock issued and outstanding  immediately prior  to the  Effective  Date  and  owned by LPA or  Global,  if any,  shall be cancelled and extinguished  without any conversion  thereof and no payment shall be made with respect thereto;

         (f) Each share of LPA Common Stock issued and  outstanding  immediately prior to the Effective  Date will be  automatically  converted  into one validly issued,  fully paid and  nonassessable  share of common  stock of the  Surviving
Company; and

         (g)  All  Global  Exchange  Shares  issued  upon  the  cancellation  of
LOCATEPLUS  Exchange  Shares in accordance  with the above terms and  conditions shall be deemed to have been issued and paid in full  satisfaction of all rights pertaining to such LOCATEPLUS Exchange Shares.

         2.3 RIGHTS OF HOLDERS OF LOCATEPLUS EXCHANGE SHARES.

         (a)  From and  after  the  Effective  Time and  until  surrendered  for exchange,  each outstanding  stock  certificate  that  immediately  prior to the
Effective Time  represented  LOCATEPLUS  Exchange Shares shall be deemed for all purposes,  to evidence  ownership of and to represent the number of whole Global
Exchange  Shares  into which such  LOCATEPLUS  Exchange  Shares  shall have been converted  pursuant  to Section  2.2(a)  above.  The record  holder of each such outstanding  certificate  representing  LOCATEPLUS Exchange Shares, shall, after the Effective  Time, be entitled to vote the Global  Exchange  Shares into which such  LOCATEPLUS  Exchange  Shares  shall have been  converted on any matters on which  the  holders  of  record  of the  Global  Common  Stock,  as of any  date subsequent  to the  Effective  Time,  shall be entitled to vote.  In any matters relating to ownership of such certificates of LOCATEPLUS Exchange Shares, Global may rely conclusively  upon the record of stockholders  maintained by LOCATEPLUS containing the names and addresses of the holders of record of LOCATEPLUS  Stock on the Effective Date.

         (b) On the  Effective  Date,  Global  shall have  reserved a sufficient number of authorized but unissued  shares of Global Common Stock for issuance in connection  with  the  issuance  of  the  Merger  Consideration  upon  automatic conversion  of LOCATEPLUS  Exchange  Shares into Global  Exchange  Shares at the
Effective Time.

         2.4 PROCEDURE FOR EXCHANGE OF CERTIFICATES.

         (a) After the Effective Time, each holder of certificate(s) theretofore evidencing  outstanding LOCATEPLUS Exchange Shares shall, upon surrender of such certificate(s)  to the registrar or transfer  agent for Global Common Stock,  be entitled  to  receive  certificates  representing  the  number  of whole  Global
Exchange  Shares  into  which  such  LOCATEPLUS   Exchange  Shares   theretofore
represented  by the  certificates  so  surrendered  shall have been converted as provided in Section  2.2(a)  hereof.  Global  shall not be  obligated to deliver certificates  representing  Global  Exchange  Shares  to  which  any  holder  of
LOCATEPLUS  Exchange  Shares is  entitled,  until  such  holder  surrenders  the certificate(s)  representing  such LOCATEPLUS  Exchange Shares.  Upon surrender, each certificate  evidencing  LOCATEPLUS  Exchange Shares shall be canceled.  If there  is a  transfer  of  LOCATEPLUS  Exchange  Share  ownership  which  is not registered in the transfer records of LOCATEPLUS, a certificate representing the proper  number of shares of Global  Common Stock may be issued to a Person other than the Person in whose name the  certificate  so surrendered is registered if:
(x) upon  presentation  to the Secretary of Global,  such  certificate  shall be properly  endorsed or otherwise be in proper form for  transfer,  (y) the Person requesting  such  transfer  shall pay any  transfer or other  taxes  required by reason  of the  issuance  of shares of or  certificates  representing  shares of
Global  Common  Stock  to a Person  other  than the  registered  holder  of such certificate or establish to the reasonable  satisfaction of Global that such tax has been paid or is not  applicable,  and (z) the  issuance of such shares of or certificates  representing  shares of Global Common Stock shall not, in the sole discretion of Global, violate the requirements of the Securities Act.

(b) In the event any certificate for shares of LOCATEPLUS  Stock shall have been lost, stolen or destroyed,  Global shall issue in exchange for such lost, stolen or destroyed  certificate,  upon the making of a sworn affidavit of that fact by the holder thereof, one or more certificates  representing such shares of Global
Common  Stock  as  provided  herein;  PROVIDED,  HOWEVER,  that  Global,  in its discretion  and as a condition  precedent to the issuance of such  certificates, may  require  the  holder of the  shares  represented  by such  lost,  stolen or destroyed  certificate  to  deliver  a bond  in  such  sum as it may  direct  as indemnity  against any claim that may be made against  Global or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         2.5 DISSENTING SHARES

         (a) LOCATEPLUS  Stock  outstanding  immediately  prior to the Effective
Time and held by a stockholder  of LOCATEPLUS  who has not voted in favor of the
Merger or consented thereto in writing and who has, in a timely manner, properly exercised and  preserved  appraisal  rights with respect to such shares,  to the extent  legally  available  in  accordance  with  Section  262 of the DGCL  (the
"DISSENTING SHARES") shall not be converted into or represent a right to receive shares of Global Common Stock pursuant to Section 2.2(a) above,  but the holders thereof shall be entitled only to such rights, if any, as may be available under
Section 262 of the DGCL.  Each holder of Dissenting  Shares who becomes  legally entitled to payment  for such  shares  pursuant to Section 262 of the DGCL shall receive  payment  therefor  from the Surviving  Company in accordance  with such laws; PROVIDED,  HOWEVER,  that if any such holder of Dissenting Shares shall be determined not to be legally  entitled to any rights of appraisal  under Section
262 or to have effectively  withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under
Section 262 of the DGCL,  such holder or holders (as the case may be) shall have forfeited  any right to  appraisal  of such  shares  and each such  share  shall thereupon be deemed to have been  converted,  as of the Effective Time, into and represent  the right to receive the shares of Global Common Stock as provided in
Section 2.2(a) above.

         (b) Any  payments  in respect  of  Dissenting  Shares  shall not exceed twenty  percent  (20%)  of the  Merger  Consideration  and  will  be made by the
Surviving  Company,  provided,  however,  any such payment  required  under this
Section 2.5,  shall reduce the Merger  Consideration  by an amount equal to such payment.

         2.6 LOCATEPLUS STOCK OPTIONS AND WARRANTS.

         (a) LOCATEPLUS shall not grant any LOCATEPLUS Stock Option or any other option,  warrant or right to acquire  LOCATEPLUS  Common Stock or establish  any other such stock option or purchase plan on or after the date of this Agreement.
Except as to those  Stock  Options  set  forth on  Schedule  2.6(a)  ("Qualified
Options"),  LOCATEPLUS shall terminate all LOCATEPLUS Stock Options  outstanding prior to the  Effective  Time.  Each  Qualified  Option shall be entitled at the
Effective  Time to receive  that  number of Global  Exchange  Shares as shall be assigned to that Option in Schedule 2.6(a), adjusted as of the Effective Date to reflect  any  adjustment  in the number of Global  Exchange  Shares  pursuant to
Section 2.2(b). The Global Exchange Shares to be issued pursuant to this Section
2.6(a)  shall be included as part of the Merger  Consideration  (not in addition thereto).

         (b) At the Effective Time, each outstanding  LOCATEPLUS  Warrant listed on Schedule 2.6(b) (a "Qualified  Warrant"),  and shall  thereafter  represent a warrant  or other  right,  as  applicable,  to  purchase  that  number of Global
Exchange  Shares  as shall be  assigned  to that  Warrant  in  Schedule  2.6(b), adjusted as of the  Effective  Date to reflect any  adjustment  in the number of
Global Exchange Shares pursuant to Section 2.2(b). The Global Exchange Shares to be issued  pursuant  to this  Section  2.6(b)  shall be  included as part of the
Merger  Consideration  (not in  addition  thereto).  In  addition  to the rights granted  above by Global,  each such  Qualified  Warrant  holder  shall have the right,  prior to the Effective  Date, to notify  LOCATEPLUS in writing that such holder  desires to  surrender  such  Qualified  Warrant in  exchange  for Global
Exchange Shares  allocated to such Warrant as part of the Merger  Consideration.
If not so exercised by the holder,  this right shall expire as of the  Effective
Time. At the Effective Time, Global shall issue to each Qualified Warrant holder who has provided notice the number of Global  Exchange shares  allocated to that
Warrant,  in cancellation  of the Warrant.  Global shall, at the Effective Time, also  reserve and set aside for future  issuance  upon  exercise  such number of
Global  Exchange Shares as shall be required to be issued by it upon exercise of any  Qualified  Warrants for which notice has not been received by LOCATEPLUS as required  above.  Such Global  Exchange  Shares shall be removed from, and shall
reduce,   the  number  of  Global   Exchange  Shares  to  be  issued  as  Merger
Consideration.

         (c)  With  respect  to  LOCATEPLUS  Warrants  which  are not  Qualified
Warrants  and are listed in  Schedule  2.6(c),  LocatePlus  shall  either  cause
Warrant holders to convert them at the Effective Time to equivalent  warrants or other rights to acquire Global Common Stock acceptable to Global,  or shall make such alternate  arrangements as shall be mutually  acceptable to Global and each individual  holder.  In the  event  LocatePlus  cannot  arrange  an  alternative arrangements with such non-Qualified  Warrant holders,  Global shall assume such non-Qualified  Warrants and provide such  non-Qualified  Warrant holders similar terms and  conditions  for warrants to acquire  Global  Common  Stock,  and such
issuance  of  Global   warrants  shall  not  offset  any  value  to  the  Merger
Consideration.

         (d) Prior to the Effective Time,  LOCATEPLUS shall use its best efforts to (i) obtain any required consents from holders of LOCATEPLUS Warrants and (ii)
make any amendments to the terms of such stock option, warrant or other right or

                                       10

compensation  plans or  arrangements  that are  necessary  to give effect to the transactions contemplated by Section 2.6(a).

         (e) Global  shall take all  corporate  action  necessary to reserve for issuance a sufficient number of shares of Global Common Stock for delivery upon exercise of all LOCATEPLUS  Warrants assumed pursuant to the terms set forth in this Section 2.6. Global shall cause the shares of Global Common Stock issuable upon exercise of all assumed  LOCATEPLUS  Warrants to be  registered,  or to be issued pursuant to a then-effective  registration  statement,  no later than 90 days after the  Effective  Date (or such  longer time as may be  prescribed  by applicable law or regulation) on any  appropriate  form  promulgated by the SEC and  shall  use  its  best  efforts  to  maintain  the  effectiveness  of  such registration  statement or registration  statements for so long as such assumed
 LOCATEPLUS Warrants remain outstanding.

         2.7 DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY.

         (a) The directors of LOCATEPLUS immediately prior to the Effective Time shall  tender  their  resignations,  effective  as of  the  Effective  Time,  in conformity with Section 6.2(h).  As sole  stockholder of the Surviving  Company,
Global  shall elect  directors  of the  Surviving  Company to take office at the
Effective  Time  in  accordance  with  applicable  law and  the  Certificate  of
Incorporation and By-Laws of the Surviving Company.

         (b) From and after the  Effective  Time,  the  officers  of  LOCATEPLUS immediately  prior to the Effective  Time shall be the officers of the Surviving
Company,  each to  hold  office  until  their  respective  successors  are  duly appointed or such persons are removed from office in accordance  with applicable law and the certificate of incorporation and bylaws of the Surviving Company.

         2.8 TAX TREATMENT. It is intended by the parties hereto that the Merger shall  constitute a  reorganization  within the meaning of Section 368(a) of the
Code.  Each  of  the  parties  hereto  adopts  this  Agreement  as  a  "plan  of reorganization"  within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the
United States Treasury  Regulations.  Both prior to and after the Closing,  each party's books and records shall be maintained,  and all federal, state and local income tax returns and schedules  thereto shall be filed in a manner  consistent with the Merger  being  qualified  as a tax-free  reorganization  under  Section
368(a) of the Code (and comparable  provisions of any applicable  state or local laws).

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF LOCATEPLUS

         LOCATEPLUS  hereby  represents  and  warrants,  as of the  date of this
Agreement and as of the Effective Time, as follows:

         3.1  ORGANIZATION AND  QUALIFICATION.  LOCATEPLUS is a corporation duly organized,  validly existing and in good standing under the laws of the State of
Delaware,  and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted.  The copies of

                                       11

the  certificate of  incorporation  and bylaws of LOCATEPLUS that have been made available  to Global on or prior to the date of this  Agreement  are correct and complete copies of such documents as in effect as of the date hereof. LOCATEPLUS is duly  licensed or qualified  to do business and is in good  standing in every jurisdiction  in which the nature of its business or the ownership or leasing of its properties requires it to be licensed or qualified, except where the failure to be so  licensed  or  qualified  would not have a Material  Adverse  Effect on
LOCATEPLUS.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. LOCATEPLUS
has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations  hereunder,  including the termination of any stock option plans and options not listed in Schedule 2.6(a) as Qualified Options,  as provided in Section 2.6 of this  Agreement.  The  execution and delivery of this
Agreement by LOCATEPLUS and the  consummation by LOCATEPLUS of the  transactions contemplated  hereby  have been duly  authorized  by the Board of  Directors  of
LOCATEPLUS  and,  except for  approval of this  Agreement  and the Merger by the
requisite  vote  of  LOCATEPLUS's   stockholders   (the  "REQUISITE   LOCATEPLUS
STOCKHOLDER VOTE"), no other corporate proceedings on the part of LOCATEPLUS are necessary to authorize  the  execution  and delivery of this  Agreement  and the consummation of the transactions  contemplated  hereby.  This Agreement has been duly  executed  and  delivered  by  LOCATEPLUS  and,  assuming it is a valid and binding obligation of Global and LPA, constitutes a valid and binding obligation of LOCATEPLUS enforceable in accordance with its terms except as enforcement may be limited by general  principles of equity whether applied in a court of law or a court of equity and by  bankruptcy,  insolvency  and  similar  laws  affecting creditors'  rights and  remedies  generally.  LOCATEPLUS  is not  subject to, or obligated  under,  any  provision of (a) its  certificate  of  incorporation  or bylaws,  (b) any  agreement,  arrangement  or  understanding,  (c) any  license, franchise or permit or (d) subject to obtaining the approvals referred to in the next  sentence,  any law,  regulation,  order,  judgment or decree,  which would conflict  with,  be  breached  or  violated,  or in  respect of which a right of termination or acceleration or any security  interest,  charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement,  or the  consummation of the transactions  contemplated  hereby, other than any such conflicts,  breaches,  violations,  rights of termination or acceleration or security  interests,  charges or encumbrances which, in the case of  clauses  (b),  (c) or  (d),  individually  or in the  aggregate,  would  not reasonably  be expected to result in a Material  Adverse  Effect on  LOCATEPLUS.
Except for (a) approvals under applicable  Security Act or blue sky laws (b) the filing of the  Certificate of Merger with the Secretary of State of the State of
Delaware, or (c) the filings with the SEC no authorization,  consent or approval of, or filing with, any public body, court or authority is necessary on the part
of  LOCATEPLUS  for  the   consummation   by  LOCATEPLUS  of  the   transactions
contemplated  by this  Agreement,  except  for  such  authorizations,  consents, approvals  and  filings as to which the failure to obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on LOCATEPLUS or materially  adversely affect the consummation of the transactions contemplated hereby.

                                       12

         3.3      CAPITALIZATION.

                  (a) The authorized,  issued and outstanding  shares of capital stock of LOCATEPLUS as of the date hereof are set forth on SCHEDULE 3.3(A).  All issued and outstanding  shares of LOCATEPLUS Stock have been duly authorized and validly  issued,  are  fully  paid and  nonassessable,  have not been  issued in violation  of any  preemptive  rights,  and are free  from any  restrictions  on transfer (other than  restrictions  under the Securities Act or state securities laws) or any options, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever  (collectively,  "LIENS"). Other than as described on SCHEDULE  3.3(A),  LOCATEPLUS has no other equity  securities or securities  containing  any  equity  features  that are  authorized,  issued  or outstanding.  Except as set forth in SCHEDULE 3.3(A), there are no agreements or other rights or arrangements  existing which provide for the sale or issuance of capital stock by LOCATEPLUS  and there are no rights,  subscriptions,  warrants, options,  conversion rights or agreements of any kind outstanding to purchase or otherwise  acquire  from  LOCATEPLUS  any  shares  of  capital  stock  or  other securities of LOCATEPLUS  of any kind.  Except as set forth on SCHEDULE  3.3(a), there are no agreements or other obligations (contingent or otherwise) which may require  LOCATEPLUS to repurchase or otherwise acquire any shares of its capital stock.

                  (b) SCHEDULE  3.3(B)  contains a list of the names,  addresses and tax identification numbers of the holders of record as of September 10, 2006 of all  issued  and  outstanding  shares of  LOCATEPLUS  Stock and the number of shares of  LOCATEPLUS  Common  each of them holds.  Schedules  2.6(a) and 2.6(b)
contain  lists of the names,  addresses  and tax  identification  numbers of the holders of record as of  September10,  2006,  of all vested  Stock  Options  and
Warrants of LocatePlus  Stock and the number of shares  representing  such Stock
Options and/or Warrants.

                  (c)  LOCATEPLUS  does  not  own,  and  is not a  party  to any contract to acquire,  any equity securities or other securities of any entity or any direct or indirect  equity or  ownership  interest in any other  entity.  To
LOCATEPLUS's  knowledge,  there  exist  no  voting  trusts,  proxies,  or  other contracts with respect to the voting of shares of capital stock of LOCATEPLUS.

         3.4 LITIGATION.  There are no actions,  suits,  proceedings,  orders or investigations  pending or, to the knowledge of LOCATEPLUS,  threatened  against
LOCATEPLUS,  at law or in equity,  or before or by any  federal,  state or other
Governmental Entity.

         3.5 NO BROKERS OR FINDERS.  Other than as  described  on Schedule  3.5, there  are no  claims  for  brokerage  commissions,  finders'  fees,  investment advisory  fees or  similar  compensation  in  connection  with the  transactions
contemplated  by  this  Agreement  based  on  any  arrangement,   understanding,
commitment or agreement made by or on behalf of LOCATEPLUS.

                                       13

         3.6      TAX MATTERS.

                  (a) Except as disclosed on SCHEDULE  3.6, (i)  LOCATEPLUS  has timely filed (or has had timely filed on its behalf) all returns,  declarations, reports, estimates, information returns, and statements, including any schedules and  amendments to such  documents (the  "LOCATEPLUS  RETURNS"),  required to be filed or sent by it in respect of any Taxes or  required  to be filed or sent by it to any taxing authority having jurisdiction; (ii) all such LOCATEPLUS Returns are complete and accurate in all material respects;  (iii) LOCATEPLUS has timely and properly paid (or has had paid on its behalf) all Taxes  required to be paid by it; (iv) LOCATEPLUS has  established on the LOCATEPLUS  Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable;  and (v)  LOCATEPLUS  has complied with all  applicable laws, rules, and regulations  relating to the collection or withholding of Taxes from third parties  (including  without  limitation  employees)  and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

                  (b) There are no  material  Liens for Taxes upon any assets of
LOCATEPLUS, except Liens for Taxes not yet due.

                  (c) No deficiency for any Taxes has been proposed, asserted or assessed  against  LOCATEPLUS  that has not been resolved and paid in full or is not being  contested  in good faith.  Except as  disclosed  in SCHEDULE  3.6, no waiver,  extension or  comparable  consent  given by  LOCATEPLUS  regarding  the application  of  the  statute  of  limitations  with  respect  to any  Taxes  or
LOCATEPLUS  Returns is  outstanding,  nor is any  request for any such waiver or consent  pending.  Except as  disclosed in SCHEDULE  3.6,  there has been no Tax audit or other administrative  proceeding or court proceeding with regard to any
Taxes or  LOCATEPLUS  Returns,  nor is any such  Tax  audit or other  proceeding pending,  nor has there been any notice to  LOCATEPLUS  by any Taxing  authority regarding  any such Tax  audit or other  proceeding,  or,  to the  knowledge  of
LOCATEPLUS,  is any such Tax audit or other proceeding threatened with regard to any Taxes or LOCATEPLUS  Returns.  LOCATEPLUS  does not expect the assessment of any  additional  Taxes of LOCATEPLUS for any period prior to the date hereof and has no knowledge of any unresolved questions,  claims or disputes concerning the liability  for Taxes of  LOCATEPLUS  which would exceed the  estimated  reserves established on its books and records.

                  (d) Except as set forth on SCHEDULE  3.6,  LOCATEPLUS is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate,  in the payment of any "excess parachute  payments" within the meaning of Section  280G of the Code and the  consummation  of the  transactions contemplated by this Agreement will not be a factor causing  payments to be made by LOCATEPLUS  not to be deductible  (in whole or in part) under Section 280G of the Code.  LOCATEPLUS  is not liable for Taxes of any other  Person,  and is not currently under any contractual  obligation to indemnify any Person with respect to  Taxes,  or a party  to any tax  sharing  agreement  or any  other  agreement providing for payments by LOCATEPLUS with respect to Taxes.  LOCATEPLUS is not a party to any joint venture,  partnership or other  arrangement or contract which could be treated as a partnership  for federal  income tax purposes.  LOCATEPLUS has not  agreed  and is not  required,  as a result  of a change  in  method  of accounting or otherwise, to include any adjustment under Section 481 of the Code

                                       14

(or any  corresponding  provision  of state,  local or  foreign  law) in taxable income. SCHEDULE 3.6 contains a list of all jurisdictions in which LOCATEPLUS is required  to file any  LOCATEPLUS  Return and no claim has been made by a taxing authority in a jurisdiction  where LOCATEPLUS does not currently file LOCATEPLUS
Returns that  LOCATEPLUS is or may be subject to taxation by that  jurisdiction.
There are no advance  rulings  in  respect  of any Tax  pending or issued by any
Taxing  authority  with respect to any Taxes of  LOCATEPLUS.  LOCATEPLUS has not entered into any gain  recognition  agreements under Section 367 of the Code and the regulations promulgated thereunder. LOCATEPLUS is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign,  state or local income tax purposes.  LOCATEPLUS  has not filed or been included in a combined,  consolidated  or unitary Tax return (or the substantial equivalent thereof) of any Person.

                  (e) LOCATEPLUS has been neither a  "distributing  corporation"
nor a "controlled  corporation"  (within the meaning of Section 355 of the Code)
in a distribution of stock  qualifying for tax-free  treatment under Section 355 of the Code.

                  (f) Except as set forth on SCHEDULE  3.6,  LOCATEPLUS  has not requested  any  extension  of time within which to file any  LOCATEPLUS  Return, which return has not since been filed.

         3.7      CONTRACTS AND COMMITMENTS.

                  (a)  SCHEDULE  3.7 lists  the  following  agreements,  if any, whether oral or written,  to which LOCATEPLUS is a party, which are currently in effect,  and  which  relate  to the  operation  of  LOCATEPLUS's  business:  (i)
collective  bargaining  agreement or contract with any labor union;  (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan;
(iii)  hospitalization  insurance  or other  welfare  benefit  plan or practice, whether  formal or  informal;  (iv) stock  purchase or stock  option  plan;  (v)
contract for the employment of any officer,  individual employee or other Person on a full-time or  consulting  basis or relating to  severance  pay for any such
Person;   (vi)   confidentiality   agreement;   (vii)  contract,   agreement  or
understanding  relating  to the voting of  LOCATEPLUS  Stock or the  election of directors of LOCATEPLUS; (viii) agreement or indenture relating to the borrowing of money or to  mortgaging,  pledging or otherwise  placing a Lien on any of the assets of  LOCATEPLUS;  (ix) guaranty of any  obligation  for borrowed  money or otherwise;  (x) lease or agreement under which LOCATEPLUS is lessee of, or holds or operates any property, real or personal,  owned by any other party, for which the  annual  rental  exceeds  $10,000;  (xi)  lease  or  agreement  under  which
LOCATEPLUS  is lessor of, or permits  any third  party to hold or  operate,  any property,  real or personal,  for which the annual rental exceeds $10,000; (xii)
contract which prohibits LOCATEPLUS from freely engaging in business anywhere in the world;  (xiii) license  agreement or agreement  providing for the payment or receipt of royalties or other  compensation by LOCATEPLUS in connection with the intellectual  property  rights  listed in SCHEDULE  3.20(B);  (xiv)  contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset;  or (xvi) other agreement which is either material to
LOCATEPLUS's  business  or was  not  entered  into  in the  ordinary  course  of business.

                  (b) To LOCATEPLUS's  knowledge,  LOCATEPLUS has performed,  in all  material  respects,  the  obligations  required  to be  performed  by it in connection  with the  contracts  or  commitments  required  to be  disclosed  in

                                       15

SCHEDULE 3.7 and is not in receipt of any claim of default under any contract or commitment  required  to be  disclosed  under such  caption;  LOCATEPLUS  has no present expectation or intention of not fully performing any material obligation pursuant to any  contract or  commitment  required  to be  disclosed  under such caption;  and LOCATEPLUS has no knowledge of any breach or anticipated breach by any other party to any contract or  commitment  required to be  disclosed  under such caption.

         3.8  AFFILIATE  TRANSACTIONS.  Except as set forth in SCHEDULE 3.8, and other than pursuant to this  Agreement,  to  LOCATEPLUS's  knowledge no officer, director or employee of LOCATEPLUS, or any member of the immediate family of any such officer,  director or employee,  or any entity in which any of such Persons owns any  beneficial  interest  in  LOCATEPLUS  (other  than  the  publicly-held
LOCATEPLUS Stock) (collectively,  the "LOCATEPLUS INSIDERS"),  has any agreement with LOCATEPLUS (other than normal  employment  arrangements) or any interest in any  property,  real,  personal  or mixed,  tangible or  intangible,  used in or pertaining to the business of LOCATEPLUS  (other than ownership of capital stock of LOCATEPLUS).  Except as set forth on SCHEDULE 3.8, LOCATEPLUS is not indebted to any LOCATEPLUS Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no LOCATEPLUS Insider is
indebted  to  LOCATEPLUS   (except  for  cash  advances  for  ordinary  business
expenses).  None of the LOCATEPLUS  Insiders has any direct or indirect interest in any competitor, supplier or customer of LOCATEPLUS or in any Person from whom or to whom  LOCATEPLUS  leases any  property,  or in any other  Person with whom
LOCATEPLUS  transacts  business of any nature. For purposes of this SECTION 3.8, the members of the immediate  family of an officer,  director or employee  shall consist of the spouse, parents,  children and siblings of such officer, director or employee.

         3.9      COMPLIANCE WITH LAWS; PERMITS.

                  (a) Except for any noncompliance  that would not reasonably be expected  to have a  Material  Adverse  Effect on  LOCATEPLUS,  to  LOCATEPLUS's
knowledge  LOCATEPLUS  and its officers,  directors,  agents and employees  have complied with all applicable  laws,  Environmental  Laws,  regulations and other requirements,  including,  but not limited to, federal, state, local and foreign laws, ordinances,  rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices,  occupational safety and health, workers' compensation,  unemployment and building and zoning codes, and no claims have been filed against LOCATEPLUS, and LOCATEPLUS has not received any written notice,  alleging a violation of any such laws, Environmental Laws, regulations or other requirements.  LOCATEPLUS is not  relying on any  exemption  from or  deferral  of any such  applicable  law,
Environmental Laws,  regulation or other requirement that would not be available to Global after it acquires LOCATEPLUS's properties, assets and business.

                  (b) LOCATEPLUS has no licenses, permits, Environmental Permits or certificates,  from federal, state, local and foreign authorities (including, without limitation,  federal and state agencies  regulating  occupational health and safety)  necessary  to permit it to conduct its business and own and operate its properties.

                                       16

         3.10 FINANCIAL STATEMENTS.  LOCATEPLUS has provided Global with audited balance  sheets of LOCATEPLUS as of December 31, 2004 and December 31, 2005; the
related audited statements of income,  changes in stockholders'  equity and cash flows of LOCATEPLUS for the periods then ended,  and unaudited  balance sheet of
LOCATEPLUS  as of June 30,  2006 and  related  unaudited  statements  of income, changes in stockholders' equity and cash flows the period then ended; and a cash flow pro-forma for the period July 1, 2006 to December 31, 2006 (the "LOCATEPLUS
FINANCIAL  STATEMENTS").  The LOCATEPLUS Financial Statements have been prepared in a manner  consistent with past practice and fairly  present,  in all material respects,  the  financial  position  and the results of  operations,  changes in stockholders' equity, and cash flows of LOCATEPLUS as of the date of and for the period  referred  to in the  LOCATEPLUS  Financial  Statements.  The  LOCATEPLUS
Financial Statements are consistent with the financial statements filed with the
LOCATEPLUS SEC Filings.

         3.11 BOOKS AND  RECORDS.  The books of  account,  minute  books,  stock record books, and other similar records of LOCATEPLUS,  complete copies of which have been  made  available  to  Global,  have to  LOCATEPLUS's  knowledge,  been properly kept and contain no  inaccuracies  except for  inaccuracies  that would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on LOCATEPLUS.

         3.12 REAL PROPERTY.  Except as set forth on SCHEDULE  3.12,  LOCATEPLUS does not own any real  property.  LOCATEPLUS  has good and valid title to all of its leaseholds and other interests free and clear of all Liens,  except for such
Liens and encumbrances which do not detract from the value or interfere with the present  use of the  property  subject  thereto or  affected  thereby.  The real property to which such leaseholds and other interests pertain constitutes all of the real property used in LOCATEPLUS's business.

         3.13  INSURANCE.  The  insurance  policies  obtained and  maintained by
LOCATEPLUS  that are material to  LOCATEPLUS  are in full force and effect,  all premiums  due and payable  thereon  have been paid (other  than  retroactive  or retrospective premium adjustments that LOCATEPLUS is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this  Agreement),  and  LOCATEPLUS has received no written notice of cancellation  or  termination  with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

         3.14 NO UNDISCLOSED  LIABILITIES.  Except as reflected in the unaudited balance  sheet of  LOCATEPLUS  as of June 30, 2006 or the related  notes thereto
(the "LOCATEPLUS LATEST BALANCE SHEET"),  LOCATEPLUS has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen since the date of the  LOCATEPLUS  Latest Balance Sheet in the ordinary  course of business  consistent  with past practice (none of which is a material uninsured liability for breach of contract,  breach of warranty,  tort, infringement,  claim or  lawsuit)  or (ii)  liabilities  under  this  Agreement, including all fees and expenses associated with this transaction. In the case of liabilities  arising in the  ordinary  course of business  consistent  with past practice, such liabilities,  other than liabilities that are accrued but not yet payable, are separately and specifically identified on SCHEDULE 3.14.

                                       17

         3.15     ENVIRONMENTAL MATTERS.

         (a) To its  knowledge,  except  as would  not,  individually  or in the aggregate,  reasonably  be  expected to result in a Material  Adverse  Effect on
LOCATEPLUS, (i) LOCATEPLUS has not transported,  handled, treated, stored, used, manufactured,  distributed,  disposed of,  released or exposed its  employees or others to pollutants,  contaminants, hazardous wastes, or any toxic, radioactive or otherwise  hazardous  materials  ("HAZARDOUS  MATERIALS") in violation of any applicable  law, and (ii)  LOCATEPLUS  has not disposed of,  transported,  sold, used,  released,  exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "HAZARDOUS MATERIALS ACTIVITIES")
in  violation  of any  applicable  law,  rule,  regulation,  treaty  or  statute promulgated  by any  Governmental  Entity in  effect  prior to or as of the date hereof to prohibit,  regulate or control  Hazardous  Materials or any  Hazardous
Material Activity.

         (b) No action, proceeding,  revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to LOCATEPLUS's  knowledge,  threatened against  LOCATEPLUS  concerning  (i)  any  LOCATEPLUS  Permit  relating  to  any environmental  matter,  (ii)  any  Hazardous  Material  or (iii)  any  Hazardous
Materials  Activity  of  LOCATEPLUS.  LOCATEPLUS  is not  aware  of any  fact or circumstance which could involve  LOCATEPLUS in any environmental  litigation or impose upon LOCATEPLUS any environmental liability.

         (c) LOCATEPLUS  has complied and is in compliance,  in each case in all material respects,  with all applicable laws, rules,  regulations,  treaties and statutes  promulgated by any Governmental Entity in effect prior to or as of the date  hereof  to  prohibit,  regulate  or  control  Hazardous  Materials  or any
Hazardous Material Activity.

         3.16  ABSENCE  OF  CERTAIN  DEVELOPMENTS.  Except as  disclosed  in the
LOCATEPLUS Financial Statements or as otherwise  contemplated by this Agreement, since  December 31, 2005,  LOCATEPLUS has conducted its business in all material respects in the ordinary  course  consistent  with past practice and,  except as permitted or contemplated by the terms of this Agreement, there has not occurred
(i) any event that, to  LOCATEPLUS's  knowledge,  would have a Material  Adverse
Effect on  LOCATEPLUS,  (ii) any event that, to  LOCATEPLUS's  knowledge,  would reasonably  be  expected  to  prevent or  materially  delay the  performance  of
LOCATEPLUS's  obligations pursuant to this Agreement,  (iii) any material change by  LOCATEPLUS in its  accounting  methods,  principles  or practices,  (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital  stock of  LOCATEPLUS  or any  redemption,  purchase or other acquisition of any of LOCATEPLUS's  securities,  (v) any material increase in the  compensation  or  benefits  or  establishment  of any bonus,  insurance, severance,  deferred compensation,  pension,  retirement,  profit sharing, stock option  (including,  without  limitation,  the granting of stock options,  stock appreciation  rights,  performance  awards or restricted  stock  awards),  stock purchase or other  employee  benefit plan of  LOCATEPLUS,  or any other material increase  in the  compensation  payable or to become  payable to any  employees, officers,  consultants or directors of LOCATEPLUS,  (vi) other than issuances of options pursuant to duly adopted option plans,  any issuance,  grants or sale of any stock, options,  warrants,  notes, bonds or other securities,  or entry into any agreement  with respect  thereto by  LOCATEPLUS,  (vii) any amendment to the certificate of incorporation  or bylaws of LOCATEPLUS,  (viii) other than in the ordinary  course of business  consistent  with past  practice,  (ix) any capital

                                       18

expenditures by LOCATEPLUS,  (x) purchase,  sale,  assignment or transfer of any material assets by LOCATEPLUS, (xi) mortgage, pledge or existence of any Lien on any material assets or properties, tangible or intangible, of LOCATEPLUS, except for Liens for taxes not yet due and such other Liens which do not,  individually or in the aggregate,  have a Material  Adverse  Effect on  LOCATEPLUS,  or (xii)
cancellation,  compromise,  release  or waiver by  LOCATEPLUS  of any  rights of material  value or any  material  debts or  claims,  (xiii)  any  incurrence  by
LOCATEPLUS  of any  material  liability  (absolute  or  contingent),  except for current liabilities and obligations  incurred in the ordinary course of business consistent  with past  practice,  (xiv)  damage,  destruction  or similar  loss, whether or not  covered by  insurance,  materially  affecting  the  business  or properties of  LOCATEPLUS,  (xv) entry into any  agreement,  contract,  lease or license  other than in the  ordinary  course of  business  consistent  with past practice, (xvi) any acceleration,  termination,  modification or cancellation of any agreement,  contract,  lease or license to which LOCATEPLUS is a party or by which it is bound, (xvii) entry by LOCATEPLUS into any loan or other transaction with any officers, directors or employees of LOCATEPLUS,  (xviii) any charitable or other capital contribution by LOCATEPLUS or pledge therefore, (xviv) entry by
LOCATEPLUS  into any transaction of a material nature other than in the ordinary course of business  consistent  with past practice,  or (xx) any  negotiation or agreement  by  LOCATEPLUS  to do any of the things  described  in the  preceding clauses (i) through (xviv).

         3.17 EMPLOYEE  BENEFIT PLANS.  (a) SCHEDULE  3.17(A) lists all material
(i) "employee  benefit  plans," within the meaning of Section 3(3) of ERISA,  of
LOCATEPLUS,  (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit  plans,  programs,  policies or  arrangements,  and (iii)  employment or consulting agreements, for the benefit of, or relating to, any current or former employee  (or any  beneficiary  thereof)  of  LOCATEPLUS,  in the case of a plan described in (i) or (ii) above,  that is currently  maintained  by LOCATEPLUS or with respect to which  LOCATEPLUS  has an obligation to  contribute,  and in the case of an agreement  described in (iii) above, that is currently in effect (the
"LOCATEPLUS PLANS"). LOCATEPLUS has heretofore made available to Global true and complete copies of the LOCATEPLUS Plans and any amendments thereto,  any related trust, insurance contract, summary plan description, and, to the extent required under  ERISA or the  Code,  the  most  recent  annual  report  on Form  5500 and summaries of material modifications.

                  (b) No LOCATEPLUS  Plan is (1) a  "multiemployer  plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA,  (2) a "multiple  employer plan"  within the  meaning of  Section  3(40) of ERISA or Section  413(c) of the
Code, or (3) subject to Title IV of ERISA or Section 412 of the Code.

                  (c)  There  is  no  proceeding  pending  or,  to  LOCATEPLUS's knowledge, threatened against the assets of any LOCATEPLUS Plan or, with respect to any LOCATEPLUS Plan, against LOCATEPLUS other than proceedings that would not reasonably be expected to have a Material  Adverse Effect on LOCATEPLUS,  and to
LOCATEPLUS's knowledge,  there is no proceeding pending or threatened in writing against any fiduciary of any LOCATEPLUS Plan other than  proceedings  that would not reasonably be expected to have a Material Adverse Effect on LOCATEPLUS.

                                       19

                  (d)  Each  of the  LOCATEPLUS  Plans  has  been  operated  and administered  in  all  material  respects  in  accordance  with  its  terms  and applicable law, including, but not limited to, ERISA and the Code.

                  (e)  Each  of the  LOCATEPLUS  Plans  that is  intended  to be
"qualified"  within the  meaning of  Section  401(a) of the Code has  received a favorable determination, notification, or opinion letter from the IRS.

                  (f)  Except as set forth in  SCHEDULE  3.17(F),  no  director, officer, or employee of LOCATEPLUS will become entitled to retirement, severance or similar  benefits or to  enhanced  or  accelerated  benefits  (including  any acceleration of vesting or lapsing of restrictions  with respect to equity-based awards)  under any  LOCATEPLUS  Plan solely as a result of  consummation  of the transactions contemplated by this Agreement.

         3.18     EMPLOYEES.

                  (a) SCHEDULE  3.18 lists the  following  information  for each employee  and each  director  of  LOCATEPLUS  as of the date of this  Agreement, including each employee on leave of absence or layoff status:  (1) name; (2) job
title;   (3)  current  annual  base  salary  or  annualized   wages;  (4)  bonus
compensation  earned during the period in 2006; (5) vacation accrued and unused;
(6) service  credited for  purposes of vesting and  eligibility  to  participate under LOCATEPLUS  Plans; and (7) the number of shares of LOCATEPLUS Common Stock beneficially owned by each such employee. SCHEDULE 3.18 also lists the following information  for each  consultant or advisory board member of LOCATEPLUS,  as of the date of this  Agreement:  (x) name; (y) services  performed in 2006; and (z)
compensation  received  from  LOCATEPLUS  with respect to services  performed in
2006.

                  (b) Except as  otherwise  set forth in  SCHEDULE  3.18,  or as contemplated by this Agreement, to the knowledge of LOCATEPLUS,  (i) neither any executive employee of LOCATEPLUS nor any group of LOCATEPLUS's employees has any plans to terminate his, her or its  employment;  (ii) LOCATEPLUS has no material labor relations problem pending and its labor relations are satisfactory;  (iii)
there are no workers'  compensation  claims  pending  against  LOCATEPLUS nor is
LOCATEPLUS  aware of any facts  that  would  give rise to such a claim;  (iv) no employee of LOCATEPLUS is subject to any secrecy or noncompetition  agreement or any other  agreement or restriction of any kind that would impede in any way the ability of such  employee to carry out fully all  activities of such employee in furtherance  of the  business  of  LOCATEPLUS;  and (v) no  employee  or  former employee of LOCATEPLUS has any claim with respect to any  intellectual  property rights of LOCATEPLUS set forth in SCHEDULE 3.20(B).

         3.19 PROPRIETARY  INFORMATION AND INVENTIONS.  Each current  LOCATEPLUS employee,  consultant,  and  advisory  board  member  is a  party  to  either  a non-disclosure  agreement or an employment agreement with LOCATEPLUS  containing comparable  non-disclosure  provisions. To LOCATEPLUS's knowledge, no current or former LOCATEPLUS  employee,  consultant or advisory board member who is a party to a non-disclosure  agreement has breached such  non-disclosure  agreement.  To
LOCATEPLUS's knowledge, no current or former LOCATEPLUS employee,  consultant or

                                       20

advisory board member who is a party to an employment  agreement with LOCATEPLUS has breached the non-disclosure provisions of such agreement.

         3.20  INTELLECTUAL  PROPERTY.  (a)  Except  as set  forth  in  SCHEDULE
3.20(A),  to its  knowledge,  LOCATEPLUS  owns,  or has  valid  and  enforceable licenses  to use,  all of the  following  used in or  necessary  to conduct  its business as currently  conducted  (collectively,  the  "LOCATEPLUS  INTELLECTUAL
PROPERTY"):

                  (1)  patents  (including  any  registrations,   continuations,
 continuations in part, renewals, and any applications for any of the foregoing)
 (collectively, the "PATENTS");

                  (2)  trade  secrets,  confidential  or  proprietary  technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable)  (collectively,  the
 "KNOW-HOW"); and

                  (b) Set forth on SCHEDULE  3.20(B) is a complete  and accurate list of all material Patents owned or licensed by LOCATEPLUS.  SCHEDULE 3.20(B)
 sets forth a complete and  accurate  list of all Persons from which or to which
 LOCATEPLUS licenses any material Intellectual Property.

                  (c) To its  knowledge,  LOCATEPLUS  is the sole and  exclusive licensee of the LOCATEPLUS  Intellectual Property, free and clear of all Liens, except for such Liens which, individually or in the aggregate, would not have a
 Material  Adverse Effect on LOCATEPLUS,  and free of all licenses  except those set forth in SCHEDULE 3.20(C) and licenses  relating to off-the-shelf  software having a per-application acquisition price of less than $5,000. To LOCATEPLUS's knowledge and except as set forth on SCHEDULE  3.20(C),  no Patent set forth in
 SCHEDULE  3.20(B) has lapsed,  expired or been  abandoned or  cancelled,  or is subject to any pending or, to LOCATEPLUS's knowledge,  threatened opposition or cancellation proceeding in any country.

                  (d)  Except as set forth in  SCHEDULE  3.20(D)  and  except as would not,  individually or in the aggregate,  reasonably be expected to have a
 Material Adverse Effect on LOCATEPLUS,  to LOCATEPLUS's knowledge,  neither the conduct of LOCATEPLUS's  business nor the  manufacture,  marketing,  licensing, sale,  distribution  or use of its  products  or  services  infringes  upon the proprietary  rights of any Person.  Except as set forth in SCHEDULE 3.20(A) and
 SCHEDULE  3.20(C) and except as would not,  individually  or in the  aggregate, reasonably be expected to have a Material  Adverse Effect on LOCATEPLUS,  there are no claims pending or, to  LOCATEPLUS's  knowledge,  threatened (1) alleging that LOCATEPLUS's business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary  rights of any Person,  (2)
 alleging that the LOCATEPLUS  Intellectual  Property is being  infringed by any
 Person,  or (3) challenging the ownership,  validity or  enforceability  of the
 LOCATEPLUS Intellectual Property.

                  (e)  LOCATEPLUS  has not  entered  into any  material  consent agreement,  indemnification agreement, forbearance to sue, settlement agreement or  cross-licensing  arrangement  with any Person  relating  to the  LOCATEPLUS
 Intellectual  Property other than as part of the license  agreements  listed in
 SCHEDULE 3.20(B) or set forth in SCHEDULE 3.20(C).

                                       21

                  (f) Except as set forth in  SCHEDULE  3.20(F),  LOCATEPLUS  is not, nor will it be as a result of the execution and delivery of this Agreement or the  performance of its obligations  under this Agreement,  in breach of any license,  sublicense or other contract relating to the LOCATEPLUS  Intellectual
 Property that would  reasonably be expected,  individually or in the aggregate, to have a Material Adverse Effect on LOCATEPLUS.

         3.21 TAX-FREE  REORGANIZATION.  Neither LOCATEPLUS nor, to LOCATEPLUS's
knowledge,  any of its  Affiliates  has taken or agreed to take any action  that would  prevent the Merger from  qualifying  as a  reorganization  under  Section
368(a) of the Code.

         3.22 VOTE REQUIRED.  The affirmative  vote of the holders of a majority of the outstanding shares of LOCATEPLUS Common Stock (the "Requisite  LOCATEPLUS
Stockholder  Vote") is the only vote of the  holders of any classes or series of
LOCATEPLUS capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

         3.23 FULL DISCLOSURE.  To LOCATEPLUS's  knowledge,  the representations and  warranties  of LOCATEPLUS  contained in this  Agreement and its SEC Filings
(and in any schedule,  exhibit,  certificate or other instrument to be delivered under this Agreement) do not contain any untrue  statement of a material fact or omit to state  any  material  fact  necessary  in  order to make the  statements contained  herein and therein,  in light of the  circumstances  under which such statements were made, not misleading.  There is no fact of which  LOCATEPLUS has knowledge  that has not been  disclosed  to Global  pursuant to this  Agreement, including the schedules hereto,  all taken together as a whole, which has had or would  reasonably be expected to have a Material Adverse Effect on LOCATEPLUS or materially  adversely affect the ability of LOCATEPLUS to consummate in a timely manner the transactions contemplated hereby.

         3.24     EXCHANGE ACT REPORTS.

                  (a) The  LOCATEPLUS  Common  Stock has been  registered  under
Section 12 of the  Securities  Exchange Act of 1934,  as amended (the  "EXCHANGE
ACT") and  LOCATEPLUS  is  subject to the  periodic  reporting  requirements  of
Section 13 of the Exchange Act.

                  (b) LOCATEPLUS  maintains  disclosure  controls and procedures required  by Rule  13a-15 or 15d-15  under the  Exchange  Act;  to  LOCATEPLUS's knowledge,  such  controls  and  procedures  are  effective  to ensure  that all material information concerning LOCATEPLUS and its subsidiaries is made known on a  timely  basis  to the  individuals  responsible  for the  preparation  of the
LOCATEPLUS  SEC Filings and other public  disclosure  documents.  LOCATEPLUS has delivered to Global  copies of, all written  descriptions  of, and all policies,
manuals  and  other  documents   promulgating,   such  disclosure  controls  and
procedures.  To  LOCATEPLUS's  knowledge,  each director and  executive  officer thereof  has filed with the SEC on a timely  basis all  statements  required  by
Section 16(a) of the Exchange Act and the rules and regulations thereunder since at least January 1, 1999. As used in this Section 3.24, the term "file" shall be broadly  construed to include any manner in which a document or  information  is furnished, supplied or otherwise made available to the SEC.

                                       22

                  (c)  Prior  to the  date of  this  Agreement,  LOCATEPLUS  has delivered  or made  available  to Global  complete  and  accurate  copies of (a)
LocatePlus'  Annual  Report on Form 10-KSB for the year ended  December 31, 2005
(the  "LOCATEPLUS  10-K REPORT") as filed with the SEC, (b) all LOCATEPLUS proxy statements and annual reports to  stockholders  used in connection with meetings of LOCATEPLUS  stockholders  held since January 1, 2004 (the  "LOCATEPLUS  PROXY
STATEMENTS");  (c) LOCATEPLUS' Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005,  June 30, 2005,  September 30, 2005,  March 31, 2006,  and
June 30, 2006 (and any other filings  required) (the "LOCATEPLUS 10-Q REPORTS"), as filed with the SEC;  and (d) all  current  reports on Form 8-K filed with the
SEC after  December 31, 2004 (the  "LOCATEPLUS  8-K  REPORTS,") or  registration statements  (together  with the  LOCATEPLUS  8-K Reports,  the  LocatePlus  10-K
Reports,  the LOCATEPLUS Proxy  Statements and the LOCATEPLUS 10-Q Reports,  the
"LOCATEPLUS  SEC  FILINGS").  As of their  respective  dates or as  subsequently amended  prior  to the  date  hereof,  to  LOCATEPLUS's  knowledge,  each of the
LOCATEPLUS  SEC Filings (i) did not contain any untrue  statement  of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances under which they were made, not  misleading  and (ii) complied in all material  respects with the
Securities Act, the Exchange Act and the applicable rules and regulations of the
SEC.  To  LOCATEPLUS's  knowledge  the  financial  statements  included  in  the
LOCATEPLUS SEC Filings  complied when filed as to form in all material  respects with  applicable  accounting  requirements  and with  the  published  rules  and regulations  of the SEC with respect  thereto,  have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent  basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial  position of LOCATEPLUS as at the dates thereof and the results of its operations  and cash flows.  LOCATEPLUS has filed in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act. To  LOCATEPLUS's knowledge,  each  of the  financial  statements  (including  footnotes  thereto)
included in or  incorporated  by  reference  in the  LOCATEPLUS  SEC Filings (i)
complied  as to form in all  material  respects  with the  published  rules  and regulations  of the SEC with respect  thereto,  (ii) was prepared in  accordance with GAAP applied on a consistent  basis during the periods  involved (except as otherwise noted therein) and (iii) fairly present, in all material respects, the financial condition of LocatePlus as of the respective dates thereof and results of operations and cash flows for the periods referred to therein.  The principal executive officer and the principal financial officer of LOCATEPLUS have signed, and  LocatePlus has filed with the SEC, all  certifications  required by Section
906 of the  Sarbanes-Oxley Act of 2002 to the extent required by the regulations
of  the  SEC  issued  pursuant  thereto  and  such  certifications   contain  no
qualifications  or exceptions to the matters certified therein and have not been modified  or  withdrawn,  and neither  LocatePlus  nor any of its  officers  has received  notice from any  governmental  entity  questioning or challenging  the accuracy, completeness, form or manner of filing of such certifications.

         3.25  TRADING  MATTERS.  At the date hereof and at the Closing Date (i)
the  LOCATEPLUS  Common  Stock is  traded  and  quoted  in the  over-the-counter bulletin board market maintained by The Nasdaq Stock Market, Inc. (the "OTCBB"),
(ii)   LOCATEPLUS  has  and  shall  have  performed  or  satisfied  all  of  its

                                       23

undertakings  to, and of its  obligations  and  requirements  with, the SEC, and
(iii) to  LOCATEPLUS's  knowledge  LOCATEPLUS has not taken,  and shall not have taken, any action that would preclude, or otherwise jeopardize, the inclusion of the LOCATEPLUS Common Stock for quotation on the OTCBB, the Nasdaq Stock Market, or the American Stock Exchange.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF GLOBAL AND LPA

         Global and LPA hereby jointly and severally  represent and warrant,  as of the date of this  Agreement  and as of the  Effective  Time, to LOCATEPLUS as
follows:

         4.1  ORGANIZATION  AND  QUALIFICATION.  Each  of  Global  and  LPA is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,  and has the requisite  corporate power and authority to own,  lease and operate its assets and to carry on its business as now conducted.  The copies of the certificate of incorporation  and bylaws of each of Global and LPA that have been made  available to  LOCATEPLUS on or prior to the date of this Agreement are correct and complete  copies of such documents as in  effect  as of the date of this  Agreement.  Global  is duly  licensed  or qualified to do business and is in good standing in every  jurisdiction in which the  nature of its  business  or the  ownership  or  leasing  of its  properties requires  it to be  licensed  or  qualified,  except  where the failure to be so licensed or qualified would not have a Material Adverse Effect on Global. Global has no subsidiaries other than LPA and Global, Inc.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Subject to
the  stockholders'  vote to approve the  Merger,  each of Global and LPA has the requisite  corporate  power and  authority to enter into this  Agreement  and to carry out its obligations hereunder The execution and delivery of this Agreement by Global and LPA and the  consummation  by Global  and LPA of the  transactions contemplated  hereby have been duly  authorized  by the Boards of  Directors  of
Global and LPA and,  except for approval of this Agreement and the Merger by the requisite votes of Global' and LPA stockholders  (the "REQUISITE  GLOBAL AND LPA
STOCKHOLDER VOTES"), no other corporate proceedings on the part of Global or LPA are necessary to authorize the execution and delivery of this  Agreement and the consummation of the transactions  contemplated  hereby.  This Agreement has been duly  executed and  delivered by Global and LPA and,  assuming it is a valid and binding  obligation  of  LocatePlus,  subject  to the  Requisite  Global and LPA
Stockholder Votes,  constitutes a valid and binding obligation of Global and LPA enforceable in accordance with its terms except as enforcement may be limited by general  principles  of equity  whether  applied in a court of law or a court of equity and by  bankruptcy,  insolvency  and similar  laws  affecting  creditors'
rights  and  remedies  generally.  Neither  Global  nor LPA is  subject  to, nor
obligated  under,   any  provision  of  (a)  their  respective   certificate  of
incorporation or bylaws,  (b) any agreement,  arrangement or understanding,  (c)
any license,  franchise or permit,  nor (d) subject to obtaining  the  approvals referred  to in the next  sentence,  any law,  regulation,  order,  judgment  or decree,  which would  conflict  with, be breached or violated,  or in respect of which a right of termination or acceleration or any security interest, charge or

                                       24

encumbrance on any of its assets would be created, by the execution, delivery or
performance  of  this  Agreement  or  the   consummation  of  the   transactions
contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or  acceleration or security  interests,  charges or encumbrances which, in the case of clauses (b), (c) or (d), individually or in the aggregate, would not  reasonably be expected to have a Material  Adverse  Effect on Global.
Except for (a) approvals under  applicable  Securities Act and blue sky laws and
(b) the filing of the  Certificate  of Merger with the Secretary of State of the
State of Delaware, no authorization, consent or approval of, or filing with, any public  body,  court or  authority is necessary on the part of Global or LPA for the  consummation  by Global  or LPA of the  transactions  contemplated  by this
Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not,  individually  or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global or
LPA  or  materially  adversely  affect  the  consummation  of  the  transactions contemplated hereby.

         4.3      CAPITALIZATION.

                  (a) The authorized,  issued and outstanding  shares of capital stock of Global  as of the date  hereof  are  correctly  set  forth on  Schedule
4.3(a).  The issued and outstanding  shares of capital stock of Global have been duly authorized and validly issued, are fully paid and  nonassessable,  and have not been issued in violation of any preemptive  rights.  Other than as described on  SCHEDULE  4.3(A),  Global  has no  other  equity  securities  or  securities containing  any equity  features  that are  authorized,  issued or  outstanding.
Except as set forth in SCHEDULE 4.3(A) hereto,  there are no agreements or other rights or  arrangements  existing  which  provide  for the sale or  issuance  of capital  stock by  Global  and  there are no  rights,  subscriptions,  warrants, options,  conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Global any shares of capital stock or other securities of
Global  of any  kind.  Except  as set  forth on  SCHEDULE  4.3(A),  there are no agreements or other  obligations  (contingent  or  otherwise)  which may require
Global to repurchase or otherwise acquire any shares of its capital stock.

                  (b)  Except  as set  forth in  SCHEDULE  4.3(B),  there are no registration  rights and, to Global's  knowledge,  there exist no voting trusts, proxies,  or other  contracts  with  respect  to the voting of shares of capital stock of Global.

                  (c) To  Global's  knowledge,  there  exist no  voting  trusts, proxies,  or other  contracts  with  respect  to the voting of shares of capital stock of Global.

                  (d) The  authorized  capital of LPA  consists  of two  hundred
(200)  shares  of common  stock,  no par  value,  all of which  are  issued  and outstanding  and held of record by Global as of the date hereof.  The issued and outstanding shares of capital stock of LPA are duly authorized,  validly issued, fully  paid and  nonassessable  and have not been  issued  in  violation  of any preemptive rights. Except as disclosed on SCHEDULE 4.3(C), there are no options, warrants,  conversion  privileges or other rights,  agreements,  arrangements or commitments  obligating LPA to issue, sell, purchase or redeem any shares of its capital stock or  securities  or  obligations  of any kind  convertible  into or exchangeable for any shares of its capital stock

         4.4      EXCHANGE ACT REPORTS.

                  (a)  The  Global  Common  Stock  is  subject  to the  periodic reporting  requirements  of the  Securities  Exchange  Act of 1934,  as amended.

                                       25

                  (b)  Global  maintains   disclosure  controls  and  procedures
         required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and  procedures  are effective to ensure that all material  information concerning  Global and its subsidiaries is made known on a timely basis to the  individuals  responsible  for the preparation of the Global SEC
         Filings and other public disclosure documents.  Global has delivered or made available to LOCATEPLUS  copies of, all written  descriptions  of, and all  policies,  manuals  and  other  documents  promulgating,  such
         disclosure  controls  and  procedures.   To  Global's  knowledge,  each
         director  and  executive  officer  thereof  has filed with the SEC on a timely basis all  statements  required by Section 16(a) of the Exchange
         Act and the rules and regulations  thereunder since at least January 1,
         2004. As used in this Section 4.4(b),  the term "file" shall be broadly construed to include any manner in which a document or  information  is furnished, supplied or otherwise made available to the SEC.

                  (c) Prior to the date of this Agreement,  Global has delivered or made  available to  LOCATEPLUS  complete and accurate  copies of (a)
         Global's  Annual Report on Form 10-KSB for the year ended  December 31,
         2005 (the "GLOBAL  10-K  REPORT") as filed with the SEC, (b) all Global proxy statements and annual reports to stockholders  used in connection with  meetings of Global  stockholders  held since January 1, 2005 (the
         "GLOBAL  PROXY  STATEMENTS");  (c) Global's  Quarterly  Reports on Form
         10-QSB for the quarters ended March 31, 2005, June 30, 2005,  September
         30, 2005, and June 30, 2006 (the "GLOBAL 10-Q REPORTS"),  as filed with the SEC;  and (d) all  current  reports  on Form 8-K filed with the SEC after  December 31, 2004 (the "GLOBAL 8-K  REPORTS,")  or  registration statements  (together  with the Global  8-K  Reports,  the Global  10-K
         Reports,  the Global Proxy Statements and the Global 10-Q Reports,  the
         "GLOBAL SEC FILINGS").  As of their respective dates or as subsequently amended  prior to the date hereof,  each of the Global SEC Filings,  to the best of Global's knowledge (i) did not contain any untrue statement of a material  fact or omit to state a  material  fact  required  to be stated therein or necessary to make the statements therein, in light of the  circumstances  under which they were made, not misleading and (ii)
         complied in all material respects with the Securities Act, the Exchange
         Act and the applicable  rules and regulations of the SEC. The financial statements included in the Global SEC Filings complied when filed as to form in all material respects with applicable  accounting  requirements and with the published  rules and  regulations  of the SEC with respect thereto,  have been  prepared in  accordance  with  generally  accepted accounting  principles  in the United  States,  applied on a consistent basis  during the periods  involved  (except as may be indicated in the notes  thereto or, in the case of unaudited  financial  statements,  as permitted by the rules and  regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments,  the financial position of Global as at the dates thereof and the results of its operations and cash flows.  Global has filed in a timely manner all reports  required to be filed with the
         SEC  pursuant to the Exchange  Act.  Each of the  financial  statements
         (including  footnotes thereto) included in or incorporated by reference in the Global  SEC  Filings  (i)  complied  as to form in all  material respects  with the  published  rules  and  regulations  of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted
         therein)  and (iii)  fairly  present,  in all  material  respects,  the financial  condition of Global as of the  respective  dates thereof and results  of  operations  and cash  flows for the  periods  referred  to therein.  The principal  executive officer and the principal  financial

                                       26

         officer of Global have  signed,  and Global has filed with the SEC, all certifications  required  by Section 906 of the  Sarbanes-Oxley  Act of
         2002 and such certifications contain no qualifications or exceptions to the matters  certified therein and have not been modified or withdrawn, and neither Global nor any of its officers has received notice from any
         governmental   entity   questioning   or   challenging   the  accuracy,
         completeness, form or manner of filing of such certifications.

         4.5  ABSENCE OF CERTAIN  DEVELOPMENTS.  Except as set forth in SCHEDULE
4.5 or as disclosed in the Global SEC Filings or as  otherwise  contemplated  by this  Agreement,  since December 31, 2005,  Global has conducted its business in all material  respects in the ordinary course  consistent with past practice and there has not occurred (i) any event that would have a Material  Adverse  Effect on Global,  (ii) any event  that  would  reasonably  be  expected  to prevent or materially  delay the  performance  of  Global's  obligations  pursuant  to this
Agreement,  (iii) any  material  change by  Global  in its  accounting  methods, principles or practices,  (iv) any declaration,  setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Global, or any redemption, purchase or other acquisition of any of Global's securities, (v)
any material  increase in the  compensation or benefits or  establishment of any bonus, insurance, severance, deferred compensation,  pension, retirement, profit sharing,  stock option  (including,  without  limitation,  the granting of stock options,  stock  appreciation  rights,  performance  awards or restricted  stock awards),  stock purchase or other employee benefit plan of Global,  or any other material  increase  in the  compensation  payable  or to become  payable  to any employees,  officers,  consultants  or  directors  of  Global,  (vi)  other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options,  warrants,  notes, bonds or other securities,  or entry into any agreement with respect thereto by Global,  (vii) any amendment to the certificate of incorporation or bylaws of Global,  (ix) mortgage,  pledge or existence  of any  Lien  on any  material  assets  or  properties,  tangible  or intangible,  of  Global,  except  for Liens for taxes not yet due and such other
Liens which do not,  individually or in the aggregate,  have a Material  Adverse
Effect on Global, or (x) cancellation,  compromise,  release or waiver by Global of any  rights  of  material  value or any  material  debts or  claims  (xi) any incurrence by Global of any material liability (absolute or contingent),  except for current  liabilities  and  obligations  incurred in the  ordinary  course of business  consistent  with past practice,  (xii) damage,  destruction or similar loss, whether or not covered by insurance,  materially affecting the business or properties of Global, (xiii) entry by Global into any agreement, contract, lease or license other than in the ordinary  course of business  consistent  with past practice, (xiv-) any acceleration,  termination, modification or cancellation of any agreement, contract, lease or license to which Global is a party or by which it is bound,  (xv) entry by Global into any loan or other  transaction  with any officers,  directors  or  employees  of Global,  (xvi) any  charitable  or other capital contribution by Global or pledge therefore,  (xvii) entry by Global into any  transaction  of a  material  nature  other than in the  ordinary  course of business consistent with past practice,  or (xviii) any negotiation or agreement by Global to do any of the things described in the preceding clauses (i) through
(xix).

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Attached as SCHEDULE 4.6 is the
unaudited  balance  sheet of Global as of June 30,  2006  (the  "GLOBAL  BALANCE
SHEET").  Except  as  reflected  in the  Global  Balance  Sheet,  Global  has no liabilities (whether accrued, absolute,  contingent,  unliquidated or otherwise)
except (i)  liabilities  which have arisen since the date of the Global  Balance
Sheet in the ordinary course of business  consistent with past practice (none of which is a  material  uninsured  liability  for  breach of  contract,  breach of

                                       27

warranty,  tort,  infringement,  claim or lawsuit),  (ii) liabilities under this
Agreement; or (iii) as otherwise specifically identified on SCHEDULE 4.6. In the case of liabilities  arising in the ordinary course of business  consistent with past practice,  such liabilities are separately and  specifically  identified on
SCHEDULE 4.6.

         4.7 LITIGATION.  There are no actions,  suits,  proceedings,  orders or investigations  pending  or, to the  knowledge  of  Global,  threatened  against
Global,  at law or in  equity,  or  before  or by any  federal,  state  or other governmental department,  commission,  board, bureau, agency or instrumentality, domestic or foreign.

         4.8 NO BROKERS OR FINDERS.  Except as set forth on SCHEDULE 4.8,  there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this
Agreement based on any arrangement,  understanding, commitment or agreement made by or on behalf of Global.

         4.9  VALIDITY  OF THE  GLOBAL  COMMON  STOCK.  Global,  subject  to its shareholders  vote, will at the Effective Date have authorized  shares of Common
Stock in a quantity  sufficient to issue the Global Exchange Shares and to issue
Global  Common  Stock  upon  exercise  of the  Stock  Options  and  Warrants  in accordance with this Agreement.  The shares of Global Common Stock  representing the Merger  Consideration  will be, when issued in accordance  with the terms of this Agreement,  duly authorized,  validly issued, fully paid and nonassessable.

         4.10     TAX MATTERS.

                  (a) (i) Global to the best of its  knowledge  has timely filed
(or has had timely  filed on its behalf)  all  returns,  declarations,  reports, estimates,  information  returns,  and  statements,  including any schedules and amendments to such  documents  (the "GLOBAL  RETURNS"),  required to be filed or sent by it in respect of any Taxes or  required to be filed or sent by it to any taxing authority having jurisdiction;  (ii) all such Global Returns are complete and accurate in all material respects; (iii) Global has timely and properly paid
(or has had paid on its behalf) all Taxes required to be paid by it; (iv) Global has established on the Global Balance Sheet,  in accordance with GAAP,  reserves that are adequate for the payment of any Taxes not yet due and payable;  and (v)
Global has complied with all applicable laws, rules, and regulations relating to the collection or withholding  of Taxes from third parties  (including,  without limitation,  employees) and the payment thereof (including,  without limitation, withholding  of Taxes  under  Sections  1441 and 1442 of the  Code,  or  similar provisions under any foreign laws).

                  (b) There are no  material  Liens for Taxes upon any assets of
Global, except Liens for Taxes not yet due.

                  (c) No deficiency for any Taxes has been proposed, asserted or assessed  against  Global that has not been  resolved and paid in full or is not being contested in good faith.  Except as disclosed in SCHEDULE 4.10, no waiver, extension or comparable consent given by Global regarding the application of the statute  of  limitations  with  respect  to  any  Taxes  or  Global  Returns  is outstanding,  nor is any request for any such waiver or consent pending.  Except
as  disclosed  in  SCHEDULE  4.10,   there  has  been  no  Tax  audit  or  other
administrative proceeding or court proceeding with regard to any Taxes or Global
Returns,  nor is any such Tax audit or other proceeding  pending,  nor has there

                                       28

been any notice to Global by any Taxing  authority  regarding any such Tax audit or other  proceeding,  or, to the knowledge of Global,  is any such Tax audit or other proceeding  threatened with regard to any Taxes or Global Returns.  Global does not expect the assessment of any additional  Taxes of Global for any period prior to the date  hereof  and has no  knowledge  of any  unresolved  questions, claims or disputes  concerning  the  liability  for Taxes of Global  which would exceed the estimated reserves established on its books and records.

                  (d)  Except as set  forth on  SCHEDULE  4.10,  Global is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate,  in the payment of any "excess parachute  payments" within the meaning of Section  280G of the Code and the  consummation  of the  transactions contemplated by this Agreement will not be a factor causing  payments to be made by Global not to be  deductible  (in whole or in part) under Section 280G of the
Code.  Global is not liable for Taxes of any other Person nor is currently under any  contractual  obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by Global  with  respect to Taxes.  Global is not a party to any joint  venture, partnership  or other  arrangement  or  contract  which  could be  treated  as a partnership  for federal  income tax purposes.  Global has not agreed and is not required,  as a result  of a change in method of  accounting  or  otherwise,  to include  any  adjustment  under  Section  481 of the Code (or any  corresponding provision  of state,  local or foreign  law) in taxable  income.  SCHEDULE  4.10 contains a list of all  jurisdictions  in which  Global is  required to file any
Global Return and no claim has been made by a taxing authority in a jurisdiction where  Global does not  currently  file Global  Returns that Global is or may be subject  to  taxation  by that  jurisdiction.  There are no  advance  rulings in respect of any Tax pending or issued by any Taxing authority with respect to any
Taxes of Global.  Global has not entered  into any gain  recognition  agreements under Section 367 of the Code and the regulations promulgated thereunder. Global is not liable  with  respect to any  indebtedness  the  interest of which is not deductible for applicable federal, foreign, state or local income tax purposes.

                  (e) Global has been neither a "distributing corporation" nor a
"controlled  corporation"  (within  the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the
Code.

                  (f)  Except  as set forth on  SCHEDULE  4.10,  Global  has not requested  any extension of time within which to file any Global  Return,  which return has not since been filed.

         4.11     CONTRACTS AND COMMITMENTS.

                  (a) SCHEDULE  4.11 hereto lists the following  agreements,  if any, whether oral or written, to which Global is a party, which are currently in effect,  and which relate to the operation of Global's  business,  each of which has  been  filed  as an  exhibit  to the  Global  SEC  Filings:  (i)  collective bargaining  agreement  or contract  with any labor union;  (ii) bonus,  pension, profit sharing,  retirement or other form of deferred  compensation  plan; (iii)
hospitalization  insurance or other  welfare  benefit plan or practice,  whether formal or informal;  (iv) stock  purchase or stock option plan; (v) contract for the  employment  of any  officer,  individual  employee  or  other  Person  on a full-time or consulting  basis or relating to severance pay for any such Person;
(vi)  confidentiality  agreement;  (vii)  contract,  agreement or  understanding relating to the voting of Global  Common  Stock or the  election of directors of
Global;  (viii) agreement or indenture  relating to the borrowing of money or to

                                       29

mortgaging, pledging or otherwise placing a Lien on any of the assets of Global;
(ix) guaranty of any obligation  for borrowed  money or otherwise;  (x) lease or agreement  under which Global is lessee of, or holds or operates  any  property, real or personal,  owned by any other party, for which the annual rental exceeds
$100,000;  (xi) lease or  agreement  under which Global is lessor of, or permits any third party to hold or operate,  any property,  real or personal,  for which the annual  rental  exceeds  $100,000;  (xii)  license  agreement  or  agreement providing  for the  payment or receipt of  royalties  or other  compensation  by
Global in  connection  with Global  Intellectual  Property;  (xiii)  contract or commitment for capital  expenditures in excess of $100,000;  (xiv) agreement for the sale of any capital asset;  or (xv) other agreement which is either material to Global's business or was not entered into in the ordinary course of business.

                  (b)  To  Global's  knowledge,  Global  has  performed,  in all material respects,  the obligations required to be performed by it in connection with the  contracts or  commitments  required to be  disclosed in SCHEDULE  4.11 hereto  and is not in  receipt of any claim of  default  under any  contract  or commitment  required to be disclosed  under such caption;  Global has no present expectation  or  intention  of not  fully  performing  any  material  obligation pursuant to any  contract or  commitment  required  to be  disclosed  under such caption;  and Global has no knowledge of any breach or anticipated breach by any other party to any contract or  commitment  required to be disclosed  under such caption.

         4.12  INTELLECTUAL  PROPERTY.  Global owns or licenses its Intellectual
Property.

         4.13  AFFILIATE  TRANSACTIONS.  Except as  disclosed  in the Global SEC
Filings,  and other than  pursuant to this  Agreement,  no officer,  director or employee of Global,  or any member of the immediate  family of any such officer, director  or  employee,  or any  entity  in which any of such  Persons  owns any beneficial  interest (other than any  publicly-held  corporation  whose stock is traded on a national securities exchange or in the  over-the-counter  market and less than one percent of the stock of which is beneficially owned by any of such
Persons)  (collectively,  the "GLOBAL INSIDERS"),  has any agreement with Global
(other than normal  employment  arrangements)  or any interest in any  property, real,  personal or mixed,  tangible or intangible,  used in or pertaining to the business of Global (other than ownership of capital stock of Global).  Global is not indebted to any Global  Insider  (except for amounts due as normal  salaries and bonuses and in  reimbursement of ordinary  business  expenses) and no Global
Insider is indebted to Global  except for cash  advances for  ordinary  business expenses).  None of the Global  Insiders has any direct or indirect  interest in any competitor,  supplier or customer of Global or in any Person from whom or to whom  Global  leases  any  property,  or in any other  Person  with whom  Global transacts business of any nature. For purposes of this SECTION 4.13, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

         4.14     COMPLIANCE WITH LAWS; PERMITS.

                  (a) Except for any noncompliance  that would not reasonably be expected to have a Material  Adverse  Effect on Global,  to the best of Global's knowledge,  Global  and its  officers,  directors,  agents  and  employees  have

                                       30

complied with all applicable  laws,  Environmental  Laws,  regulations and other requirements,  including,  but not limited to, federal, state, local and foreign laws, ordinances,  rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices,  occupational safety and health, workers' compensation,  unemployment and building and zoning codes, and no claims have been filed against Global, and
Global has not  received  any written  notice,  alleging a violation of any such laws, Environmental Laws, regulations or other requirements.

                  (b) Global has no licenses, permits,  Environmental Permits or certificates  from federal,  state,  local and foreign  authorities  (including, without limitation,  federal and state agencies  regulating  occupational health and safety) and no such items are necessary to permit it to conduct its business and own and operate its properties.

         4.15 FINANCIAL STATEMENTS.  Global has provided LOCATEPLUS with audited balance  sheets of Global as of December 31, 2004 and December 31, 2005, and the
related audited statements of income,  changes in stockholders'  equity and cash flows of Global for the  periods  then ended,  and  unaudited  balance  sheet of
Global as of June 30, 2006 and related unaudited  statements of income,  changes in  stockholders'  equity  and cash flows the  period  then  ended (the  "GLOBAL
FINANCIAL STATEMENTS").  The Global Financial Statements have been prepared in a manner  consistent  with past  practice  and  fairly  present,  in all  material respects,  the  financial  position  and the results of  operations,  changes in stockholders'  equity,  and cash  flows of  Global as of the date of and for the period  referred to in the Global  Financial  Statements.  The Global  Financial
Statements are consistent  with the financial  statements  filed with the Global
SEC Filings.

         4.16 BOOKS AND  RECORDS.  The books of  account,  minute  books,  stock record books, and other similar records of Global, complete copies of which have been made  available  to  LOCATEPLUS  have been  properly  kept and  contain  no inaccuracies  except for  inaccuracies  that would not,  individually  or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global.

         4.17 REAL PROPERTY.  Global does not own any real property.  Global has good and valid title to all of its leaseholds and other interests free and clear of all  Liens,  except  for such Liens  which do not  detract  from the value or interfere  with the  present  use of the  property  subject  thereto or affected thereby.  The real property to which such leaseholds and other interests pertain constitutes all of the real property used in Global's business.

         4.18  INSURANCE.  The  insurance  policies  obtained and  maintained by
Global that are  material to Global are in full force and effect,  all  premiums due and payable thereon have been paid (other than  retroactive or retrospective premium adjustments that Global is not currently required, but may in the future be required,  to pay with respect to any period ending prior to the date of this
Agreement),  and  Global  has  received  no written  notice of  cancellation  or termination  with  respect  to any such  policy  that has not been  replaced  on substantially similar terms prior to the date of such cancellation.

                                       31

         4.19     ENVIRONMENTAL MATTERS.

                  (a) To its knowledge,  except as would not, individually or in the aggregate,  reasonably be expected to result in a Material Adverse Effect on
Global,  (i)  Global  has  not  transported,  handled,  treated,  stored,  used, manufactured,  distributed,  disposed of,  released or exposed its  employees or others to any Hazardous  Materials in violation of any applicable  law, and (ii)
Global has not engaged in any Hazardous Materials Activities in violation of any
applicable  law,  rule,  regulation,   treaty  or  statute  promulgated  by  any
Governmental  Entity in effect  prior to or as of the date  hereof to  prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (b) No action,  proceeding,  revocation proceeding,  amendment procedure,  writ,  injunction  or claim is pending,  or to  Global's  knowledge, threatened  against  Global  concerning  (i) any Global  Permit  relating to any environmental  matter,  (ii)  any  Hazardous  Material  or (iii)  any  Hazardous
Materials  Activity of Global.  Global is not aware of any fact or  circumstance which could involve Global in any environmental litigation or impose upon Global any environmental liability.

                  (c) Global has complied and is in compliance,  in each case in all material respects,  with all applicable laws, rules,  regulations,  treaties and statutes  promulgated by any Governmental Entity in effect prior to or as of the date hereof to  prohibit,  regulate or control  Hazardous  Materials  or any
Hazardous Material Activity.

         4.20  PROPRIETARY   INFORMATION  AND  INVENTIONS.   No  current  Global
employee,  consultant,  or  advisory  board  member  is a party  to  either  any non-disclosure  agreement or an  alternative  employment  agreement  with Global containing comparable non-disclosure provisions.

         4.21  TAX-FREE   REORGANIZATION.   Neither   Global  nor,  to  Global's
knowledge,  any of its  Affiliates  has taken or agreed to take any action  that would  prevent the Merger from  qualifying  as a  reorganization  under  Section
368(a) of the Code.

         4.22  FULL  DISCLOSURE.  To  its  knowledge,  the  representations  and warranties  of each of Global and LPA  contained in this  Agreement  (and in any schedule,  exhibit,  certificate or other  instrument to be delivered under this
Agreement)  do not contain any untrue  statement  of a material  fact or omit to state any  material  fact  necessary in order to make the  statements  contained herein and therein,  in light of the  circumstances  under which such statements were made, not misleading. There is no fact of which Global or LPA has knowledge that has not been  disclosed to LOCATEPLUS in the Global SEC Filings or pursuant to this  Agreement,  including the  schedules  hereto,  all taken  together as a whole,  which has had or would reasonably be expected to have a Material Adverse
Effect on Global or LPA, or materially adversely affect the ability of Global or
LPA to consummate in a timely manner the transactions contemplated hereby.

         4.23  TRADING  MATTERS.  At the date hereof and at the Closing Date (i)
the Global  Common Stock is traded and quoted in the  over-the-counter  bulletin board market  maintained by The Nasdaq Stock Market,  Inc. (the  "OTCBB"),  (ii)
Global has and shall have performed or satisfied all of its undertakings to, and

                                       32

of its  obligations  and  requirements  with,  the SEC, and (iii) Global has not taken,  and shall not have taken,  any action that would preclude,  or otherwise jeopardize, the inclusion of the Global Common Stock for quotation on the OTCBB, the Nasdaq Stock Market, or the American Stock Exchange.

         4.24 VOTES REQUIRED. The affirmative votes of the holders of a majority of the outstanding shares of Global and LPA Stock (the "Requisite Global and LPA
Stockholder  Votes")  are the only votes of the holders of any classes or series of Global or LPA capital stock necessary to approve this  Agreement,  the Merger and the other transactions contemplated hereby.

                                    ARTICLE 5
                       ADDITIONAL COVENANTS AND AGREEMENTS

         5.1  CONDUCT  OF  BUSINESS.  During  the  period  from the date of this
Agreement  until the Effective Time,  each of Global and LOCATEPLUS  shall,  and shall  cause  their  respective  subsidiaries  to,  carry  on  their  respective businesses in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve  intact  their  current  business  organizations,  keep  available  the
services  of  their  current   officers  and   employees   and  preserve   their
relationships with customers, suppliers, licensors, licensees,  distributors and others having business  dealings with them. Global shall use its reasonable best efforts  to keep  the  other  informed  of  business  developments,  present  or anticipated,  which would be likely to have a material  effect upon the progress or timing of the Merger. Without limiting the generality of the foregoing,  from the date of this Agreement to the Effective Time,  LOCATEPLUS  shall, not unless
Global shall otherwise agree in writing (which consent shall not be unreasonably
withheld)  or  as  otherwise  expressly   contemplated  or  permitted  by  other
provisions of this Agreement,  including but not limited to this SECTION 5.1, or set forth on SCHEDULE 5.1, directly or indirectly:

                  (a) (i) declare,  set aside or pay any  dividends  on, or make any other  distributions  in respect  of, any of its capital  stock,  other than dividends and distributions by any direct or indirect wholly owned subsidiary to its parent, (ii) split,  combine or reclassify any of its capital stock or issue or authorize  the issuance of any other  securities in respect of, in lieu of or in  substitution  for shares of its capital stock or (iii)  purchase,  redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue,  deliver,  sell,  pledge or otherwise  encumber any shares of its capital  stock,  any other  voting  securities  or any  securities convertible  into,  or any  rights,  warrants  or options to  acquire,  any such shares, voting securities or convertible securities;

                  (c)  amend  its  articles  or  certificate  of  incorporation, by-laws or other comparable charter or organizational documents;

                                       33

                  (d)   acquire   or  agree  to  acquire   (including,   without
limitation,  by merger,  consolidation  or  acquisition  of stock or assets) any business,  including through the acquisition of any interest in any corporation, partnership,  joint  venture,  association  or other  business  organization  or division thereof;

                  (e) (i) mortgage or otherwise  encumber or subject to any Lien any material  properties  or assets,  or (ii) except in the  ordinary  course of business  consistent  with past  practice and pursuant to existing  contracts or commitments,  sell,  lease,  transfer  or  otherwise  dispose  of  any  material properties or assets.

                  (f)  make or agree to make  any new  capital  expenditures  in excess of $250,000;

                  (g) make any material tax election (unless required by law) or settle or compromise any material income-tax liability;

                  (h) pay,  discharge  or satisfy  any  claims,  liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise),  other than the payment, discharge or satisfaction,  in the ordinary course of business  consistent  with past practice and in accordance  with their terms  or  waive  the  benefits  of,  or  agree to  modify  in any  manner,  any confidentiality, standstill or similar agreement to which it is a party;

                  (i)  commence  a  lawsuit  other  than  (i)  for  the  routine collection  of bills or (ii) to enforce  this  Agreement  or (iii) in such cases where it in good faith determines that the failure to commence suit would result in a material  impairment of a valuable  aspect of its  business,  provided that
LOCATEPLUS informs Global prior to filing such suit;

                  (j) (i)  enter  into or  amend  any  employment  or  severance agreement or similar  arrangements,  (ii) enter into any  agreement  pursuant to which it will  provide  services  for a term of more  than 30 days at a fixed or capped  price or  otherwise  pursuant  to terms  that  are not  consistent  with agreements entered into by LOCATEPLUS or any of its subsidiaries in the ordinary course of  business,  (iii)  enter  into any  contracts  or  series  of  related contracts  in excess  of  $250,000,  (v) make any  determination  as to  amounts payable under any plan, arrangement,  or agreement,  providing for discretionary
incentive  compensation  or  bonus  to  any  officer,   director,   employee  or
independent  contractor  or (vi)  enter  into,  adopt,  or amend any  agreement, arrangement,  or benefit  plan so as to increase its  liability  (whether or not contingent) in respect of  compensation or benefits except as may be required by law; or

                  (k)  authorize  any of, or commit or agree to take any of, the foregoing actions. Global acknowledges and agrees that the terms of this Section
5.1 do not prevent  LOCATEPLUS  from complying with the terms of all outstanding
LOCATEPLUS Stock Options, including the issuance of LOCATEPLUS Common Stock upon the exercise of LOCATEPLUS  Stock Options in accordance with their terms on such date.

         5.2 GOVERNMENTAL  FILINGS.  Each party will use all reasonable  efforts and will cooperate with the other party in the preparation  and filing,  as soon as practicable,  of all filings,  applications or other documents required under applicable  laws,  including,  but not  limited to, the  Securities  Act and the

                                       34

Exchange Act, to consummate the  transactions  contemplated  by this  Agreement.
Prior to submitting each filing,  application,  registration  statement or other document  with the  applicable  regulatory  authority,  each party will,  to the extent  practicable,  provide the other party with an  opportunity to review and comment  on each  such  filing,  application,  registration  statement  or other document to the extent  permitted  by  applicable  law.  Each party will use all reasonable  efforts and will  cooperate with the other party in taking any other actions  necessary to obtain such  regulatory or other approvals and consents at the earliest practicable time, including  participating in any required hearings or proceedings.  Subject to the terms and conditions herein provided, each party will use all reasonable  efforts to take, or cause to be taken,  all actions and to do, or cause to be done,  all things  necessary,  proper or  advisable  under applicable  law and  regulations to consummate and make effective as promptly as
practicable  the  Merger  and  the  other  transactions   contemplated  by  this
Agreement.

         5.3 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses  incurred in connection  with this  Agreement and the  transactions contemplated  hereby  shall  be paid  by the  party  incurring  such  costs  and expenses.

         5.4      DUE DILIGENCE; ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a)  Between  the date hereof and the  Closing,  LOCATEPLUS  and Global shall  afford  to the  other  party and  their  authorized  representatives  the opportunity to conduct and complete a due diligence  investigation  of the other party as described herein,  for the limited purpose of reasonably  verifying the representations and warranties contained in this Agreement,  PROVIDED,  HOWEVER, that the  foregoing  rights  granted  to each  party  shall,  whether or not and regardless of the extent to which the same are  exercised,  in no way affect the nature  or  scope  of  the  representations,  warranties  and  covenants  of the respective party set forth herein.

         (b) Neither Global nor LOCATEPLUS nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential  information  received from the other party in the  course of  investigating,  negotiating,  and  performing  the  transactions contemplated by this Agreement.  The term "confidential  information" shall mean nonpublic information revealed by or through a party (whether in writing, orally or by another means) (a "Disclosing  Party") to the other (a "Receiving  Party")
including,   without  limitation,  (a)  either  the  fact  that  discussions  or negotiations  are taking place  concerning the  Transaction or any of the terms, conditions, or other facts with respect to the Transaction, including the status thereof, (b) all forms and types of financial, business, scientific,  technical, economic, or engineering  information including patterns,  plans,  compilations, program devices, formulae, designs, prototypes, methods, techniques,  processes, procedures,  programs, or codes, whether tangible or intangible,  and regardless of how stored,  compiled, or memorialized,  whether physically,  electronically,
graphically,   photographically,   in  writing  or  by  some  other  means,  (c)
information  traditionally recognized as proprietary trade secrets, (d) all data and information about the Company's customers  (current,  former or prospective)
and officers,  directors and  employees  (including  the customers and officers, directors  and  employees of the  Company's  corporate  parent and those of such parent's direct and indirect  subsidiaries),  (e) Nonpublic Personal Information
(as defined  below) and (f) all copies of any of the  foregoing or any analyses, studies or reports that contain,  are based on, or reflect any of the foregoing.
As between the  Company  and the  Recipient,  Confidential  Information  and all

                                       35

applicable intellectual property rights embodied in the Confidential Information shall remain the property of the Disclosing Party,  PROVIDED,  HOWEVER, that the following shall not be deemed to be confidential information:

                  (i)      information  that is known to the party receiving the
                           information  at the time of  disclosure,  unless  any
                           individual  who  knows  the  information  is under an
                           obligation to keep that information confidential;

                  (ii)     information  that becomes publicly known or available
                           without the disclosure thereof by the party receiving
                           the information in violation of this Agreement; or

                  (iii)    information  that is received by the party  receiving
                           the  information  from a third  party  not  under  an
                           obligation to keep that information confidential.

         This  provision  shall  not  prohibit  the  disclosure  of  information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making  such  disclosure,  and the  parties  shall  use all  reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties and/or a request for confidential  treatment by the agency to which it is disclosed.

         5.5 TAX TREATMENT.  None of Global, LPA or LOCATEPLUS, or the Surviving
Company after the Effective  Time,  shall  knowingly take any action which could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.6 PRESS  RELEASES.  LOCATEPLUS and Global shall agree with each other as to the form and substance of any press release or public announcement related to this  Agreement  or the other  transactions  contemplated  hereby;  PROVIDED,
HOWEVER,  that nothing  contained herein shall prohibit either party,  following notification to the other party, from making any disclosure which is required by law or  regulation.  If any such  press  release  or public  announcement  is so required,  the party making such  disclosure  shall consult with the other party prior to making  such  disclosure,  and the  parties  shall  use all  reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         5.7 GLOBAL  STOCKHOLDERS'  MEETING;  MATERIALS TO STOCKHOLDERS.  Global
shall, in accordance with Nevada Revised Statutes,  federal  securities laws and its certificate of incorporation and By-laws, duly call, give notice of, convene and hold a special  meeting  of Global  stockholders  (the  "GLOBAL  STOCKHOLDER
MEETING") as promptly as practicable after the SEC makes the  Registration/Proxy
Statement  effective as described in Section 5.11,  for the purpose of obtaining the Requisite Global  Stockholder  Vote, for this Agreement,  the Merger and the other transactions contemplated hereby.

                                       36

         5.8  LOCATEPLUS  STOCKHOLDERS'  MEETING;   MATERIALS  TO  STOCKHOLDERS.
LOCATEPLUS shall, in accordance with Section 251 of the DGCL, federal securities laws and its certificate of  incorporation  and By-laws,  duly call, give notice of,  convene  and  hold  a  special  meeting  of  LOCATEPLUS  stockholders  (the
"LOCATEPLUS STOCKHOLDER MEETING") as promptly as practicable after the SEC makes the Registration/Proxy Statement effective as described in Section 5.11, for the purpose of obtaining the Requisite  LOCATEPLUS  Stockholder Vote,  including the approval of this Agreement,  the Merger and the other transactions  contemplated hereby.

         5.9 NO  SOLICITATION.  Unless and until this Agreement  shall have been terminated  pursuant  to Section  7.1,  neither  LOCATEPLUS,  nor its  officers, directors,  Affiliates,  employees,  investment bankers, brokers or other agents shall,  directly or indirectly,  encourage,  solicit or initiate  discussions or negotiations  with, or engage in  negotiations  or discussions  with, or provide non-public  information  to, any  Person,  other  than  Global,  relating  to an
Acquisition Proposal; PROVIDED that LOCATEPLUS may engage in such discussions or negotiations  which have been initiated prior to the execution of this Agreement or which are in response to any unsolicited  proposal from an unrelated party if
the  Board  of  Directors  of  LOCATEPLUS  determines,   in  good  faith,  after
consultation with counsel,  that the failure to engage in such discussions would constitute  a breach  of the  fiduciary  or legal  obligations  of the  Board of
Directors of LOCATEPLUS.  LOCATEPLUS  will promptly advise Global if it receives an  Acquisition  Proposal with respect to the matters  described  above.  In the event  LOCATEPLUS  either  receives  and  accepts an  Acquisition  Proposal  and terminates this Agreement for that reason under Section 7.1(d)  LOCATEPLUS shall pay to Global a  "termination  fee" equal to Seven  Hundred  and Fifty  Thousand
Dollars  ($750,000) plus all expenses incurred by Global in connection with this
Agreement,  whether or not it  consummates a transaction  under the  Acquisition
Proposal.

         5.10  FAILURE  TO  FULFILL  CONDITIONS.  In the  event  that any of the parties  hereto  determines  that a condition to its  respective  obligations to consummate the transactions  contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement,  such party will promptly notify the other parties hereto.

         5.11  REGISTRATION  OF  GLOBAL  COMMON  STOCK.  As soon  as  reasonably practicable  following the date of this Agreement,  Global and LOCATEPLUS  shall prepare and file with the SEC the Proxy  Statement/Prospectus,  and Global shall prepare and file with the SEC the Registration Statement and Proxy Statement, in
which the  Proxy  Statement/Prospectus  will be  included.  Each of  Global  and
LOCATEPLUS shall use reasonable best efforts to have the Registration  Statement declared  effective  under the Securities  Act as promptly as practicable  after such  filing  and to keep the  Registration  Statement  effective  as long as is necessary  to  consummate  the  Merger and the other  transactions  contemplated hereby.  LOCATEPLUS  will use  reasonable  best  efforts to cause a timely Proxy
Statement/Prospectus  to be mailed to  LOCATEPLUS  Stockholders  as  promptly as practicable  after the  Registration  Statement is declared  effective under the
Securities  Act.  Global shall also take any action (other than qualifying to do business in any  jurisdiction  in which it is not now so  qualified  or filing a general consent to service of process) required to be taken under any applicable state  securities laws in connection with the issuance and reservation of shares of Global Common Stock pursuant to this  Agreement and LOCATEPLUS  shall furnish all information concerning LOCATEPLUS and the holders of LOCATEPLUS Common Stock

                                       37

as may be reasonably requested in connection with any such action. No filing of, or  amendment  or  supplement  to,  the  Registration  Statement  or  the  Proxy
Statement/Prospectus  will  be made by  Global  without  the  prior  consent  of
LOCATEPLUS  (which shall not be unreasonably  withheld,  delayed or conditioned)
and  without  providing  LOCATEPLUS  the  reasonable  opportunity  to review and comment thereon. Global will advise LOCATEPLUS,  promptly after it receives oral or written  notice  thereof,  of the time when the  Registration  Statement  has become  effective or any supplement or amendment has been filed, the issuance of any stop order,  the suspension of the  qualification of the Global Common Stock issuable as Merger  Consideration for offering or sale in any  jurisdiction,  or
any  oral  or  written   request  by  the  SEC  for   amendment   of  the  Proxy
Statement/Prospectus  or the  Registration  Statement  or  comments  thereon and responses  thereto or requests by the SEC for  additional  information  and will promptly provide  LOCATEPLUS with copies of any written  communication  from the
SEC or any state  securities  commission.  If at any time prior to the Effective
Time any information relating to Global or LOCATEPLUS or any of their respective
Affiliates,  officers or directors, should be discovered by Global or LOCATEPLUS which  should  be  set  forth  in an  amendment  or  supplement  to  any  of the
Registration  Statement or the Proxy  Statement/Prospectus,  so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements  therein not misleading,  the party which discovers such  information  shall promptly notify the other parties hereto and an appropriate  amendment or supplement  describing such  information shall be  promptly  filed  with  the SEC and,  to the  extent  required  by law, disseminated to the  stockholders of LOCATEPLUS..  Each of LOCATEPLUS and Global shall use  reasonable  best  efforts to cause to be delivered to the other party
two  letters  from  their   respective   independent   accountants,   one  dated
approximately  as of the date the Registration  Statement is declared  effective and one dated  approximately  as of the Effective  Date,  each  addressed to the other party,  in form and substance  reasonably  satisfactory to the other party
and  customary  in  scope  and  substance  for  comfort  letters   delivered  by
independent  public  accountants  in  connection  with  registration  statements similar to the Registration Statement.

         5.12  NOTIFICATION  OF CERTAIN  MATTERS.  At or prior to the  Effective
Time,  each  party  shall  give  prompt  notice  to the  other  party of (i) the occurrence or failure to occur of any event or the discovery of any information,
which   occurrence,   failure  or  discovery   would  be  likely  to  cause  any
representation or warranty on its part contained in this Agreement to be untrue, inaccurate  or incomplete  after the date hereof in any material  respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such  representation  or warranty on its part  contained  in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such  specific  date,  and (ii) any material  failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

         5.13  INFORMATION   STATEMENT   AND/OR  PROXY  STATEMENT.   Global  and
LOCATEPLUS  will jointly prepare any  information  statement  (including but not limited to a Proxy  Statement) to be  circulated in connection  with any written consent by LOCATEPLUS  stockholders  described in Section 5.8 (the  "INFORMATION
STATEMENT") in connection  with the Merger in accordance with the Securities Act and the DGCL, and LOCATEPLUS shall provide the definitive  Information Statement as approved by the SEC to its stockholders as soon as practicable after the date hereof. Global and LOCATEPLUS will furnish all information concerning Global and
LOCATEPLUS,  respectively,  as may  be  reasonably  necessary  or  requested  in connection  with the  foregoing,  including,  specifically,  that the  Boards of

                                       38

Directors  of  LOCATEPLUS  and  Global,  respectively,   within  its  respective
fiduciary  capacity,  recommend a vote "FOR" the Merger. None of the information
supplied  or  to  be  supplied  by  Global  or   LOCATEPLUS   for  inclusion  or
incorporation  by reference in the  Information  Statement will, at the time the
Information  Statement  is first  published,  sent or given  to  holders  of the
LOCATEPLUS  Stock,  and at any time it is amended or  supplemented,  contain any untrue  statement of a material fact or omit to state any material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances  under which they were made,  not  misleading.  If any of the parties  hereto  becomes  aware prior to the Effective  Time of any  information furnished  by it that  would  cause  any of the  statements  in the  Information
Statement to be false or  misleading  with respect to any material  fact,  or to omit to state any material  fact  necessary to make the  statements  therein not false or misleading,  it will promptly  inform the other parties hereto and take the necessary  steps to correct the Information  Statement.

         5.14  SECURITIES  LAW  FILINGS.  Promptly  after the  execution of this
Agreement,  the parties hereto shall  cooperate in the preparation and filing of
all  filings  required  by  applicable  securities  laws,   including,   without
limitation,  current reports on Form 8-K and information  required by Rule 14f-1 under the Exchange Act,  Proxy  Statements,  and a Securities  Act  registration statement.

                                    ARTICLE 6
                                   CONDITIONS

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions  contemplated hereby are subject to the fulfillment  or  waiver  at or  prior  to the  Effective  Time of the  following conditions:

                  (a) NO  PROHIBITIVE  CHANGE OF LAW.  There  shall have been no law, statute,  rule or regulation,  domestic or foreign,  enacted or promulgated which  would  prohibit  or make  illegal the  consummation  of the  transactions contemplated hereby.

                  (b) STOCKHOLDER APPROVALS.  This Agreement, the Merger and the
other  transactions  contemplated  hereby  shall have been  approved by both the
Requisite  LOCATEPLUS   Stockholder  Vote  and  the  Requisite  Global  and  LPA
Stockholder  Votes

                  (c)  ADVERSE  PROCEEDINGS.  There shall not be  instituted  or pending any action or proceeding  before any court or governmental  authority or agency (i)  challenging  or seeking to make  illegal,  or to delay or  otherwise
directly  or  indirectly   restrain  or  prohibit,   the   consummation  of  the
transactions  contemplated  hereby or  seeking  to obtain  material  damages  in connection with such  transactions,  (ii) seeking to prohibit direct or indirect ownership  or  operation  by Global or LPA of all or a  material  portion of the business  or assets of  LOCATEPLUS,  or to compel  Global or LPA or any of their respective subsidiaries or LOCATEPLUS to dispose of or to hold separately all or a material  portion of the business or assets of Global or of  LOCATEPLUS,  as a result of the transactions  contemplated  hereby; (iii) seeking to invalidate or render  unenforceable  any material  provision  of this  Agreement or any of the other  agreements  attached as exhibits hereto or contemplated  hereby,  or (iv)
otherwise relating to and materially adversely affecting the consummation of the transactions  contemplated  hereby.

                                       39

                  (d) GOVERNMENTAL  ACTION. There shall not be any action taken, or any  statute,  rule,  regulation,  judgment,  order  or  injunction  enacted, entered, enforced,  promulgated, issued or deemed applicable to the transactions contemplated  hereby,  by any  federal,  state or  other  court,  government  or governmental  authority or agency,  that would reasonably be expected to result, directly  or  indirectly,  in any of the  consequences  referred  to in  Section
6.1(c).

                  (e) FEDERAL TAX OPINION.  LOCATEPLUS shall have received a tax opinion from counsel to LOCATEPLUS  acceptable  to Global,  which opinion may be subject to customary  qualifications,  to the effect that for federal income tax purposes the Merger will qualify as a reorganization under Section 368(a) of the
Code  and  that  LOCATEPLUS,  LPA  and  Global  will  each  be a  party  to  the reorganization within the meaning of Section 368(b) of the Code. The issuance of the opinion shall be  conditioned  upon the receipt by such counsel of customary representation  letters from each of LOCATEPLUS,  Global and LPA in each case in form and substance reasonably  satisfactory to such counsel.

                  (f) COMPLIANCE WITH SECURITIES LAW REQUIREMENTS.  Global shall be in compliance in all material  respects with all  requirements  of applicable securities laws, including,  without limitation,  the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by LOCATEPLUS in connection therewith.

                  (g) UPDATED SCHEDULES. The parties shall update and deliver to each other, as of the Effective  Time, all schedules  attached to this Agreement and/or  required to be delivered  pursuant to it, so that such schedules are, as of the Effective  Time,  accurate and complete and consistent  with any previous representations and warranties made by said party.

         6.2  ADDITIONAL  CONDITIONS  TO  OBLIGATION  OF  GLOBAL  AND  LPA.  The
obligation of Global and LPA to consummate the transactions  contemplated hereby in  accordance  with  the  terms  of  this  Agreement  is  also  subject  to the fulfillment or waiver of the following conditions:

                  (a)  REPRESENTATIONS  AND COMPLIANCE.  The representations and
warranties  of  LOCATEPLUS   contained  in  this  Agreement,   disregarding  any
materiality  qualifications  contained herein,  shall be true and correct in all material  respects  on and as of the  Effective  Time,  with the same  force and effect as though made on and as of such date.  LOCATEPLUS shall, in all material respects,  have performed  each  obligation and agreement and complied with each covenant  required to be performed and complied with by it hereunder at or prior to  the  Effective  Time.

                  (b) OFFICERS' CERTIFICATE.  LOCATEPLUS shall have furnished to
Global a  certificate  executed by each of the Chief  Executive  Officer and the
Treasurer (or Chief Financial Officer) of LOCATEPLUS,  dated as of the Effective
Date,  in  which  each  such  officer  shall  certify  that,  to the best of his knowledge,  the conditions set forth in Section 6.2(a) have been fulfilled.

                  (c) SECRETARY'S  CERTIFICATE.  LOCATEPLUS shall have furnished to Global  (i)  copies  of the text of the  resolutions  by which the  corporate action on the part of  LOCATEPLUS  necessary  to  approve  this  Agreement,  the
Certificate of Merger and the transactions  contemplated hereby and thereby were

                                       40

taken,  (ii) a certificate  dated as of the Effective Date executed on behalf of
LOCATEPLUS  by  its  corporate  secretary  or one  of  its  assistant  corporate secretaries certifying to Global that such copies are true, correct and complete copies of such  resolutions and that such resolutions were duly adopted and have not been amended or rescinded,  (iii) an incumbency  certificate dated as of the
Effective  Date executed on behalf of  LOCATEPLUS by its corporate  secretary or one of its assistant corporate  secretaries  certifying the signature and office of each officer of LOCATEPLUS  executing  this  Agreement,  the  Certificate  of
Merger or any other agreement, certificate or other instrument executed pursuant hereto by LOCATEPLUS,  and (iv) a copy of the  certificate of  incorporation  of
LOCATEPLUS,  certified by the Secretary of State of the State of Delaware, and a
certificate from the Secretary of State of the State of Delaware  evidencing the good standing of LOCATEPLUS in such  jurisdiction.

                  (d) CONSENTS AND APPROVALS. LOCATEPLUS shall have obtained all consents and approvals necessary to consummate the transactions  contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of  termination  or  acceleration of, or creation of any encumbrance on any of LOCATEPLUS's assets pursuant to the provisions  of,  any  agreement,  arrangement  or  undertaking  of or  affecting
LOCATEPLUS or any license,  franchise or permit of or affecting LOCATEPLUS.

                  (e) DISSENTERS'  RIGHTS.  No more than twenty percent (20%) of the outstanding  shares of LOCATEPLUS Common Stock shall have been determined by a court of  applicable  jurisdiction  to be legally  entitled to exercise  their appraisal  rights  under  Section  262  of  the  DCCL.

                  (f)  AUDITED  FINANCIAL  STATEMENTS.   LOCATEPLUS  shall  have
furnished  to Global the audited  financial  statements  that are required to be filed with the SEC as an exhibit to the Current Report of Global on Form 8-K, or in connection  with a  Registration  Statement or any other required SEC Filings available on or before Closing.  The audited  financial  statements  shall be in form  satisfactory to Global's  auditors,  and  LOCATEPLUS'  auditors shall have consented to the inclusion of such LOCATEPLUS financial statements in Global SEC
Filings.

                  (g) NO  MATERIAL  ADVERSE  EFFECT.  After  the  date  of  this
Agreement,  there shall not have been any Material Adverse Effect on LOCATEPLUS.

                  (h) RESIGNATIONS.  LOCATEPLUS's directors immediately prior to the Effective Time shall have delivered their respective  resignations from such positions, all to be effective as of the Effective Time.

         6.3 ADDITIONAL  CONDITIONS TO OBLIGATION OF LOCATEPLUS.  The obligation of LOCATEPLUS to consummate the transactions  contemplated  hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

                  (a)  REPRESENTATIONS  AND COMPLIANCE.  The representations and warranties  of Global and LPA  contained  in this  Agreement,  disregarding  any materiality  qualifications  contained herein,  shall be true and correct in all material  respects  on and as of the  Effective  Time,  with the same  force and

                                       41

effect as though made on and as of such date.  Each of Global and LPA shall,  in all material respects, have performed each obligation and agreement and complied with each covenant required to be performed and complied with by it hereunder at or prior to the Effective  Time.

                  (b)  OFFICERS'  CERTIFICATE.  Global  shall have  furnished to
LOCATEPLUS a certificate executed by each of the Chief Executive Officer and the
Chief Financial Officer of Global, dated as of the Effective Date, in which each such officer shall certify that, to the best of his  knowledge,  the  conditions set forth in Section 6.3(a) have been fulfilled.

                  (c)  SECRETARY'S  CERTIFICATE.  Global shall have furnished to
LOCATEPLUS  (i)  copies of the text of the  resolutions  by which the  corporate action on the part of each of Global and LPA necessary to approve this Agreement and the  Certificate  of Merger,  the election of the directors of the Surviving
Company to serve following the Effective Time and the transactions  contemplated hereby and thereby were taken,  which shall be  accompanied  by a certificate of the corporate  secretary or assistant  corporate secretary of each of Global and
LPA, in each case,  dated as of the Effective Date certifying to LOCATEPLUS that such copies are true,  correct and complete copies of such  resolutions and that such resolutions were duly adopted and have not been amended or rescinded,  (ii)
an incumbency  certificate  dated as of the Effective Date executed on behalf of each of Global and LPA by their respective  corporate  secretary or one of their respective assistant corporate  secretaries  certifying the signature and office of each officer of Global and LPA, as the case may be, executing this Agreement, the  Certificate  of  Merger  or  any  other  agreement,  certificate  or  other instrument  executed  pursuant  hereto,  and (iii) a copy of the  certificate of incorporation of each of Global and LPA,  certified by the Secretary of State of the  State of  Nevada  and  Delaware,  respectively  and  certificates  from the
Secretary  of State of Nevada and  Delaware,  respectively  evidencing  the good standing  of each of Global  and LPA in such  jurisdictions.

                  (d) CONSENTS AND APPROVALS. Global and LPA shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this  Agreement  in  order  that the  transactions  contemplated  herein  not constitute  a breach or  violation  of, or result in a right of  termination  or acceleration  of, or  creation  of any  encumbrance  on any of Global's or LPA's assets pursuant to the provisions of, any agreement,  arrangement or undertaking of or  affecting  Global  or LPA or  any  license,  franchise  or  permit  of or affecting Global or LPA.

                  (e) NO  MATERIAL  ADVERSE  EFFECT.  After  the  date  of  this
Agreement,  there shall not have been any Material Adverse Effect on Global.

                  (f)  The  SEC  shall  have  made  effective  the  registration statement referred to in section 5.11

                                       42

                                    ARTICLE 7
                                   TERMINATION

         7.1. TERMINATION.  This Agreement shall terminate at the Effective Time and may be terminated at any time prior to the Effective  Time  (notwithstanding the  Requisite  LOCATEPLUS  Stockholder  Vote and the  Requisite  Global and LPA
Stockholders Vote):

                  (a) by mutual consent of LOCATEPLUS  and Global,  if the Board of Directors of each so  determines  by vote of a majority of the members of its entire board;

                  (b) by Global,  if any  representation of LOCATEPLUS set forth in this Agreement was inaccurate when made, or becomes materially inaccurate, or any  condition  set forth in  Section  6.2(a)  could not be  satisfied;

                  (c) by LOCATEPLUS,  if any representation of Global or LPA set forth  in this  Agreement  was  inaccurate  when  made,  or  becomes  materially inaccurate, or any condition set forth in Section 6.3(a) could not be satisfied;

                  (d) by LOCATEPLUS if it has received an  Acquisition  Proposal as more fully described in Section 5.9.

                  (e) by either  LOCATEPLUS  or Global,  if either the Requisite
LOCATEPLUS  Stockholder Vote or Requisite Global and LPA Stockholders Vote shall not have been obtained by March 31, 2007 or such later date as shall be mutually agreed to by the parties; or

                  (f) by either  LOCATEPLUS  or  Global,  if the  Merger and the other  transactions  contemplated  hereby shall not have been  consummated on or before March 31, 2007, or such later date as LOCATEPLUS  and Global may mutually agree (unless the failure to consummate  the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's  obligations under this Agreement).

                  (g) By Global if the  condition  set forth in  Section  6.2(e)
exceeds twenty percent (20%).

         Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

         7.2.  EFFECT  OF  TERMINATION.  In the  event  of  termination  of this
Agreement as provided in Section 7.1 hereof,  this  Agreement  shall become void and there shall be no liability on the part of any of the parties hereto, except for the  provisions  of Sections  5.3,  5.4(b),  5.6, 5.9 and 7.2 and Article 8,
which shall survive any  termination of this  Agreement.  No termination of this
Agreement  shall  relieve any party  hereto from  liability  for the willful and intentional breach of its representations,  warranties,  covenants or agreements set  forth in this  Agreement  occurring  prior to such  termination  and,  with respect to Sections 5.3, 5.4(b), 5.6, 5.9 and 7.2 and Article 8, occurring prior to, on or after such termination.

                                       43

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, fax, overnight delivery  service,  or registered or certified mail (postage  prepaid and return receipt  requested) to the parties at the following  addresses (or at such other address for a party as shall be specified by it by like notice):

            IF TO LOCATEPLUS:   LOCATEPLUS HOLDING CORPORATION.
                                100 Cummings Center, Suite 235M
                                Beverly, MA 01915
                                Attn: Jon Latorella, Chairman

            WITH COPIES TO:     Geoffrey T. Chalmers, Esq.
                                33 Broad Street, Suite 1100
                                Boston, MA 02109

            IF TO GLOBAL:       Global Group, Inc.
                                75 Rockefeller Center, 27th Floor
                                New York, NY 10019
                                Attn:  Jeff Nyweide

            WITH COPIES TO:     Law Offices of Morton S. Taubman
                                1201 15th Street, N.W., Second Floor
                                Washington, D.C. 20005
                                Attn: Morton S. Taubman, Esq.

         All such notices and other  communications shall be deemed to have been duly given as follows:  when  delivered by hand, if personally  delivered,  when received;  if delivered by  registered or certified  mail  (postage  prepaid and return receipt requested),  when receipt  acknowledged;  if faxed, on the day of transmission  or, if that day is not a business  day, on the next  business day;
and the next day delivery after being timely delivered to a recognized overnight delivery service.

         8.2 NO SURVIVAL.  The representations and warranties  contained in this
Agreement  and in any  instrument  delivered  pursuant  to this  Agreement  will terminate at the Effective Time or on the earlier  termination of this Agreement except as provided in Section 7.2.

         8.3  INTERPRETATION.  The headings  contained in this Agreement are for reference  purposes  only  and  shall  not  affect  in any  way the  meaning  or interpretation of this Agreement.  References to Sections, Articles, Exhibits or
Schedules  refer to Sections of,  Articles of,  Exhibit to, or Schedule to, this
Agreement  unless  otherwise  stated.  Words  such as  "herein,"  "hereinafter,"
"hereof,"  "hereto," "hereby" and "hereunder," and words of like import,  unless the context requires otherwise,  refer to this Agreement (including the Exhibits and Schedules hereto).  As used in this Agreement,  the masculine,  feminine and neuter genders shall be deemed to include the others if the context requires.

                                       44

         8.4 SEVERABILITY.  If any term,  provision,  covenant or restriction of this Agreement is held by a court of competent  jurisdiction  or other authority to be invalid,  void or unenforceable,  the remainder of the terms,  provisions, covenants  and  restrictions  of this  Agreement  shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall  negotiate  in good faith to modify this  Agreement  and to preserve  each party's anticipated benefits under this Agreement.

         8.5  AMENDMENT.  Except as otherwise  required by applicable  law, this
Agreement may be amended or modified by the parties hereto only by an instrument in writing  signed on behalf of each of the parties  hereto,  provided  that any party  being  asked to  approve  or execute  an  amendment  which it  reasonably concludes will materially  changes the terms of the transaction in a way adverse to its stockholders may require the a vote or consent of such stockholders prior to approval .

         8.6 WAIVER.  At any time prior to the Effective  Time, any party hereto may (a) extend the time for the  performance of any of the  obligations or other acts of the  other  parties  hereto  or (b)  waive  compliance  with  any of the agreements  of the  other  parties  hereto  or with  any  conditions  to its own obligations,  in each case only to the extent such  obligations,  agreements and conditions  are intended for its benefit.  Any such extension or waiver shall be valid  only if made in  writing  and duly  executed  by the  party  giving  such extension or waiver.  No failure or delay by any party in exercising  any right, power or privilege  hereunder  shall  operate as a waiver  thereof nor shall any single or  partial  exercise  thereof  preclude  any other or  further  exercise thereof or the exercise of any other right, power or privilege.

         8.7      INSURANCE

         INSURANCE.  For a period of three (3) years after the  Effective  Time, each of Global and the  Surviving  Corporation  shall cause to be  maintained in effect the current policies  (whether through purchase of a "tail end" policy or otherwise)  of  directors'  and  officers'  and  fiduciary  liability  insurance maintained by LocatePlus, including with respect to Claims arising from facts or events which occurred on or before the Effective Time  (including  those related to this Agreement and the  transactions  contemplated  hereby);  provided,  that
Global or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts  containing terms and conditions which are no less advantageous to former officers and directors of LOCATEPLUS or any Subsidiary.

         8.8  MISCELLANEOUS.  This Agreement  (together with all other documents and instruments  referred to herein) (a) constitutes the entire  agreement,  and supersedes all prior agreements,  understandings and undertakings,  both written and oral,  among the parties with respect to the subject matter hereof;  and (b)
shall be  binding  upon,  inure to the  benefit  of, and be  enforceable  by the parties  hereto and their  respective  successors  and  assigns,  PROVIDED  that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

                                       45

         8.9  COUNTERPARTS.  This  Agreement  may be  executed  in any number of counterparts,  and each  such  counterpart  shall be  deemed  to be an  original instrument,  but  all  such  counterparts  together  shall  constitute  but  one agreement.  This Agreement  shall become  effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         8.10 GOVERNING LAW. This Agreement  shall be governed by, and construed in  accordance  with the laws of the State of New York (except to the extent the
DGCL applies), without regard to the conflicts of law rules of such state.

         8.11 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to  enforce  any  provision  of,  or based on any  right  arising  out of,  this
Agreement must be brought  against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire  jurisdiction,  in the United States District Court for the Southern District of New York, and each of the  parties  consents  to the  jurisdiction  of  those  courts  (and  of the appropriate  appellate  courts) in any such action or proceeding  and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or  delivering a copy of the process to the party to be served at the address and in the manner  provided  for the giving of notices in Section
8.1.  Nothing in this Section 8.11,  however,  affects the right of any party to serve legal process in any other manner permitted by law.

     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK - SIGNATURE PAGE TO FOLLOW]

Execution Document

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the date first written above.

                                              LOCATEPLUS HOLDINGS CORPORATION

                                              By: /s/ Jon R. Latorella
                                                  ------------------------------
                                              Name: Jon R. Latorella
                                              Title: President

                                              GLOBALOPTIONS GROUP, INC.

                                              By: /s/ Harvey W. Schiller
                                                  ------------------------------
                                              Name: Harvey W. Schiller, Ph.D.
                                              Title: Chief Executive Officer and
                                                     Chairman

                                              LOCATEPLUS ACQUISITION CORPORATION

                                              By: /s/ Harvey W. Schiller
                                                  ------------------------------
                                              Name: Harvey W. Schiller, Ph.D.
                                              Title: Chief Executive Officer and
                                                     President

Execution Document

                                                                       Exhibit A

                              CERTIFICATE OF MERGER
                                       OF
                       LOCATEPLUS ACQUISITION CORPORATION
                                       AND
                         LOCATEPLUS HOLDINGS CORPORATION

         In accordance with Section 251 of the General Corporation Law of the
State of Delaware, LOCATEPLUS HOLDINGS CORPORATION hereby certifies as follows:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                             STATE OF INCORPORATION
                  ----                             ----------------------
         LocatePlus Acquisition Corporation               Delaware
         LocatePlus Holdings Corporation                  Delaware

         SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General
Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is
LOCATEPLUS HOLDINGS CORPORATION.

         FOURTH: The certificate of incorporation of LocatePlus Acquisition
Corporation, as amended to date, will be the certificate of incorporation of the surviving corporation.

         FIFTH: The executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is:

                        75 Rockefeller Plaza, 27th Floor
                            New York, New York 10019

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         The undersigned corporation has caused this certificate of merger to be signed on ___________, 2006.

                                           LOCATEPLUS HOLDINGS CORPORATION, INC.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title: Chief Executive Officer